UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON,  D.C.  20549

                                   FORM 10-KSB
(Mark  One)
[X]     ANNUAL  REPORT  UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
        ACT OF 1934

     For  the  fiscal  year  ended  December  31,  2000

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For  the  transition  period  from          to

                         Commission  file  number  000-31503
                                                   ---------

                            E-COM TECHNOLOGIES CORP.
                            ------------------------
                 (Name of small business issuer in its charter)

           NEVADA                                          98-0199981
           ------                                          ----------
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

SUITE 388-1281 WEST GEORGIA STREET, VANCOUVER, BC, CANADA        V6E 3J7
---------------------------------------------------------        -------
     (Address of principal executive offices)                   (Zip Code)

Issuer's  telephone  number  (604)  608-6336
                             ---------------

Securities  registered  under  Section  12(b)  of  the  Exchange  Act:

     Title of each class          Name of each exchange on which registered

Securities  registered  under  Section  12(g)  of  the  Exchange  Act:

     Common Stock, $0.001 par value per share, 90,000,000 shares authorized
     ----------------------------------------------------------------------
                                (Title of class)

                  Preferred Stock, 10,000,000 shares authorized
                  ---------------------------------------------
                                (Title of class)

     Check  whether  the  issuer  (1)  filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                         Yes [X]       No [ ]

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

     State  issuer's  revenues  for  its  most  recent  fiscal  year.  $92,806
                                                                       -------

     State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.)

$2,822,758  (as  of  February  14,  2001)
-----------------------------------------

Note: If determining whether a person is an affiliate will involve an unreasonable effort and expense, the issuer may calculate the aggregate market value of the common equity held by non-affiliates on the basis of reasonable assumptions, if the assumptions are stated.

     (ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PAST FIVE YEARS)

     Check whether the issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of
securities  under  a  plan  confirmed  by  a  court.     Yes [ ]     No [ ]

                   (APPLICABLE ONLY TO CORPORATE REGISTRANTS)
     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

12,665,157  common  shares  (at  February  14,  2001)
-----------------------------------------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

If the following documents are incorporated by reference, briefly describe them and identify the part of the Form 10-KSB (e.g., Part I, Part II, etc.) into which the document is incorporated: (1) any annual report to security holders;
(2) any proxy or information statement; and (3) any prospectus filed pursuant to Rule 424(b) or (c) of the Securities Act of 1933 ("Securities Act"). The listed documents should be clearly described for identification purposes (e.g., annual report to security holders for fiscal year ended December 24, 1990).

     Transitional Small Business Disclosure Format (Check one):  Yes [ ] No [X]

E-COM  TECHNOLOGIES  CORPORATION

                                   FORM  10-KSB

                                TABLE  OF  CONTENTS

PART  I
 1         Description  of  Business
 2         Description  of  Properties
 3         Legal  Proceedings
 4         Submission  of  Matters  to  a  Vote  of  Security  Holders

PART  II
 5         Market  for Registrant's Common Stock and Related Stockholder Matters
 6         Management's  Discussion  and  Analysis  and  Results  of  Operations
 7         Financial  Statements
 8 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

PART  III
 9         Directors  and  Executive  Officers  of  the  Registrant
10         Executive  Compensation
11         Security  Ownership  of  Certain  Beneficial  Owners  and  Management
12         Certain  Relationships  and  Related  Transactions
13         Exhibits,  Financial  Statement  Schedules  and  Reports  on Form 8-K




                           FORWARD  LOOKING  STATEMENTS

      E-COM TECHNOLOGIES CORPORATION (THE "COMPANY" OR "E-COM") CAUTIONS READERS THAT CERTAIN IMPORTANT FACTORS MAY AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE SUCH RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS THAT MAY BE DEEMED TO HAVE BEEN MADE IN THIS FORM 10-KSB, OR THAT IS OTHERWISE MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, AMONG OTHERS, THE SPECULATIVE NATURE OF THE INDUSTRY IN WHICH THE COMPANY OPERATES, TECHNOLOGY FAILURES, ENVIRONMENTAL OR GOVERNMENT REGULATIONS, AVAILABILITY OF FINANCING, FORCE MAJEURE EVENTS, AND OTHER RISK FACTORS AS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THE REGISTRATION STATEMENT THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING
STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY", "EXPECT", BELIEVE", "ANTICIPATE", "INTEND", "COULD", "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS OF COMPARABLE TERMINOLOGY, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS, WHETHER AS A
RESULT OF RECEIVING NEW INFORMATION, THE OCCURRENCE OF FUTURE EVENTS, OR OTHERWISE.

                                     PART I

ITEM  1.     DESCRIPTION  OF  BUSINESS.

A.     BUSINESS  DEVELOPMENT  AND  SUMMARY


We were formed as a Nevada Corporation on January 29, 1999 under the name E-Com Technologies Corp. Our articles authorize us to issue up to 90,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at par value. E-Com Technologies Corp. has a wholly owned subsidiary, E-Com Consultants (Canada) Corp., a British Columbia corporation incorporated on February 11, 1999, which carries on our business in Canada.

E-Com specializes in the development of e-commerce solutions, custom programming, web design and web hosting for clients. We develop web sites with on-line transaction processing, ordering systems, payment systems, databases and other features tailored specifically to meet each client's needs. We also provide e-commerce consulting and development, as well as Internet marketing services, which we believe will generate a secondary source of revenues.

We also have developed four Internet sites owned and operated by us. The first site we own and operate is our corporate home page at www.ecom-technologies.com.
                                                      -------------------------
This site outlines the services we provide, from web site design and implementation to hosting, marketing and full customer support. We also own and operate an information technology online store, located at www.itwebstore.com,
                                                             ------------------
which sells computer hardware, software and office products to retail customers through the Internet. The third site is www.domaindiscounters.net, which is a
                                           -------------------------
wholesaler and retailer of domain name registration and related services. The fourth site is www.hostingbytes.com which is a web brochure displaying our
                  --------------------
template  web  site  products  and  hosting  services.

We have also completed development of various e-commerce solutions, database systems and applications, as well as static and dynamic web sites for clients. We have also generated revenues from our web hosting, Internet marketing services, web based applications programming and web site maintenance for clients. We have grown from only two clients in 1999 to over 14 development and programming clients and 30 hosting clients in 2000.

B.     BUSINESS  OF  ISSUER

(1)     PRINCIPAL  SERVICES  AND  PRINCIPAL  MARKETS

We provide fully integrated Internet solutions and services to assist businesses build, deploy and maintain e-commerce web sites. We also develop static and dynamic database driven web sites for clients and provide custom programming services of web-based applications and other software solutions. We also provide on-going consulting, development, Internet marketing and web hosting facilities to our clients. Most businesses typically require easy-to-use solutions that enable them to update or enhance their web sites quickly and efficiently, add key functions such as electronic commerce or web applications and work with a variety of industry standards and platforms. We design products and services to specifically address these needs.


(2)     DISTRIBUTION  METHODS  OF  OUR  SERVICES

Our marketing strategy is to promote, advertise and increase our brand visibility and attract new customers through multiple channels, including:

1.     Developing  strategic  alliances,
2.     Establishing  our  brand  name  and
3. Direct marketing to existing and potential customers through inside and outside sales persons

Our marketing activities have consisted of exhibiting at trade shows and exhibitions, public presentations and seminars, advertising on line and in traditional media and direct sales efforts by our marketing and sales staff.

We believe that the use of multiple marketing channels will reduce our reliance on any one source of customers, lower customer costs and maximize brand awareness.

     Strategic  alliances

We may pursue strategic alliances with partners who have established operations. We believe that these joint venture relationships, if successful, will allow us to gain additional insight, expertise and penetration in markets where joint venture partners already operate, and may increase our revenue and income growth. We have signed two cooperation agreements that give us access to the skills of independent web designers, graphic designers and database programmers.

These agreements provide for the joint development of software and World Wide Web sites. In addition, these agreements allow for the referral of clients between our partners and us. We have also partnered with an Internet payment processing company, which allows us to provide their payment gateway system to our clients in the development of e-commerce solutions.

     Establish  our  name  brand

We believe that building awareness of the E-Com Technologies brand is important in establishing and expanding our customer base. We have commenced marketing efforts to build our user base and brand name. We have also launched an advertising campaign online, initially, and in traditional media as our revenues permit, to attract new users. The campaign is expected to include sponsorship placements on high traffic web sites, targeted opt-in E-mail and promotions on our web site and our client's web sites. We also plan to exhibit and present at various trade shows and exhibitions across North America to expand our client base.

     Direct  Marketing

We communicate on a regular basis with our customers who have requested to be updated on new developments and e-commerce opportunities. We believe this proactive marketing approach will allow us to alert existing customers to potential business opportunities. In addition, we intend to send qualify sales leads through a telemarketing campaign to businesses whose contact information we obtained from marketing research companies or publicly available business directories.

Our marketing efforts to date have consisted of news releases, trade shows and exhibitions, Internet associate programs, outside sales teams and telemarketing staff to identify leads for salespersons. Our news releases can also be viewed on our Internet home page (www.ecom-technologies.com). Announcements regarding our activities are publicized to generate interest in our services. We also offer a co-branding strategy with the retail web sites we own. This strategy provides us the ability to place links to our web sites on the sites of our clients and various other companies. In exchange, we place links and advertisements of those companies on our sites. These arrangements are on a month-to-month basis and can be terminated at any time at the discretion of either party.

(3)     STATUS  OF  ANY  ANNOUNCED  NEW  SERVICE

During the year we have set up web hosting facilities through our servers and high speed Internet connection at our head office in Vancouver, BC enabling us to offer hosting services to clients. We also completed development of our online Information Technology store at www.itwebstore.com and our domain name
                                          ------------------
registration  service  at  www.domaindiscounters.net.
                           -------------------------

(4)     INDUSTRY  BACKGROUND

E-commerce and Internet use has experienced exponential growth in recent years as more and more businesses and customers are coming on-line. The industry is expected to continue this growth in the coming years at an unprecedented rate. We expect that there will be a significant demand for our services in both the short and long term given the number of potential customers and clients and the growth expected in the industry.

Although web access has become relatively simple, it is difficult and expensive to build an effective web presence. The challenges of building a successful Internet or intranet web site require solutions that address planning, design, building and deployment, as well as web site promotion and maintenance after the web site is placed online. Companies are often also faced with a difficult "make or buy" decision, either to build a web site by using in-house resources or third-party service providers, or to develop a web site with available "off-the-shelf" applications. Key factors influencing their choice of solutions include ease and flexibility of building, construction time and cost and the cost and flexibility of later maintaining and enhancing their web site. In addition, the web utilizes multiple standards and platforms, including different web browsers, databases and web servers, which increase the complexity of building a site that operates in multiple environments.

The first generation of web site building products was technically difficult to use and generally required the programming expertise of a limited number of highly skilled users such as hypertext mark-up language programmers or highly skilled designers. The second generation of products and online services that facilitated web site building targeted consumers with personal "home page" building tools and casual desktop users with the ability to publish simple, static information. Although third party service providers and in-house information system personnel can provide technical coding, these resources are expensive and may not provide the flexibility required to develop and maintain dynamic, evolving web sites. In addition, third party and in-house IS solutions have excluded key business users from the web site building and maintenance process, rather than fostering a collaborative site building development process, which includes content contributions from such users.

We plan to develop and market solutions and services that enable businesses to deploy and maintain e-commerce and on-line web sites. Our e-business solutions are designed to help businesses conduct e-commerce and run e-applications on the web. We also provide on-going consulting and development to our clients. Most businesses typically require web site design and development, web site hosting and maintenance, electronic commerce or web applications, Internet marketing services. Our professional services work with a variety of industry standards and platforms. We design products and services to address these needs.

However, we are a small company that develops services and applications software for use on the Internet, and we face all of the risks inherent in a competitive and rapidly changing environment. Our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development,introduction, marketing and distribution of services in a competitive environment. "

We have a limited operating history, and we face all of the risks inherent in any business and especially with a company servicing a new and developing market. These risks include, but are not limited to, market acceptance and penetration of our services, our ability to distribute and market our services and software, management of the costs of conducting operations, general economic conditions and other factors, some of which are beyond our control. We cannot assure you that we will be successful in addressing these risks. Failure to successfully address these risks could have a material adverse effect on our operations.


(5)     RAW  MATERIALS  AND  SUPPLIERS

We provide computer programming and Internet professional services, including design, development, hosting and marketing. We commonly hire suppliers of these professional services on a contract basis, as is commonly done in the programming and Internet professional services industries. We obtain computer hardware and software products from independent third parties for sale through IT Webstore. Our major suppliers are Tech Data Canada for hardware, software and office products and Digital River for software products.

(6)     CUSTOMERS

We believe that our ability to establish and maintain long-term relationships with our customers and encourage repeat business depends, in part, on the strength of our customer support and service operations and staff. We value frequent communication with and feedback from our customers to continually improve our services. We plan to offer e-mail addresses to enable customers and visitors to our web sites to request information and to encourage feedback and suggestions. We expect to handle general customer inquiries, answering customer questions about the web designing process and inquiries regarding the status of contracted projects.

In 1999 most of our revenues were derived from one major client. In 2000 we have broadened our client base to over 14 development clients and 30 hosting clients. No one customer accounted for more than 15% of revenues.

      (7)     PATENTS,  TRADEMARKS,  FRANCHISES,  ETC.

None.


(8)     REGULATION

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to e-commerce. However, the growth and development of the market for e-commerce may prompt more stringent consumer protection laws that may impose burdens on online businesses. The adoption of additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase the cost of doing business. The applicability of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, export or import matters and personal privacy to the Internet is uncertain.

(9)     EFFECT  OF  EXISTING  OR  PROBABLE  GOVERNMENT  REGULATIONS

We believe that we will be able to comply in all material respects with laws and regulations governing the on-line commerce industry, and that such laws will not have a material effect on our operations. However, due to the increasing usage of the Internet, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations. We are not aware of any probable government regulations that may adversely affect our Internet operations.

The vast majority of laws were adopted prior to the broad commercial use of the Internet and related technologies. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues could create uncertainty in the Internet marketplace. This uncertainty could reduce demand for services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

(10)       RESEARCH  AND  DEVELOPMENT  ACTIVITIES

No resources were spent on research and development activities in the last two fiscal years.

(11)       COMPLIANCE  WITH  ENVIRONMENTAL  LAWS

Not  applicable.

(12)      EMPLOYEES

We presently have eight full time employees and three part time employees. Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

In addition, we frequently contract independent designers and consultants to complete projects with us. These designers and consultants are utilized and paid on a per-project basis or an hourly rate and can be terminated at the discretion of either party by providing written notice.

ITEM  2.     DESCRIPTION  OF  PROPERTY.

Our corporate headquarters are located at 388-1281 West Georgia Street, Vancouver, B.C., Canada V6E 3J7. We rent this approximately 1,600 square foot office space for $1,800 per month on a month to month basis. We believe this is currently suitable for our main administrative office. We do not have any additional facilities. There are currently no proposed programs for the renovation, improvement or development of the property currently being utilized by us.

ITEM  3.     LEGAL  PROCEEDINGS.
None.

ITEM  4.     SUBMISSIONS  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

On December 11, 2000 our "2000 Stock Incentive Plan" was approved at a special meeting of the Board of Directors and by holders of 60% of our common shares. The five directors and three holders of 60% of the common shares voted unanimously to approve the 2000 Stock Incentive Plan. We filed an S-8 Registration Statement to register the issuance of common shares pursuant to stock options and share compensation for services covering up to 1,250,000 common shares. To date no shares have been issued or registered pursuant to this plan.

                                     PART II

ITEM  5.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

As of December 15, 2000 our common shares have been quoted on the National Association of Securities Dealers over-the-counter Bulletin Board electronic quotation service (OTC-BB) under the symbol ECTC. For the period December 15 to December 31, 2000 there was one market maker for our common shares and the high and low bid prices on the OTC-BB were $0.05 and $0.25 respectively. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of December 31, 2000 there were approximately 103 holders of record of our common shares. During the year no dividends were declared or paid and it unlikely that we will declare dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES - During the quarter ended December 31, 2000 we sold the following securities:

November 15, 2000 - 45,244 common shares at $0.15 for total cash consideration $6,786.60 in a private offering to one individual, J. Robert Todhunter under Sec. 4(2) of the Securities Act of 1933. No commissions or underwriting discounts were paid in connection with this transaction. The proceeds are to be used for general operating expenses.

November 15, 2000 - $24,860 of convertible debentures and share purchase warrants were sold for cash consideration of $24,860 to 2 purchasers, Randall Rein and Michael Jorgensen. We relied on Sec. 4(2) of the Securities Act of
1933 for this private offering. The debentures are due November 15, 2005 and bear interest at 9% and are convertible into common shares after May 15, 2001 at the lesser of $0.10 and 80% of market value. The debentures are redeemable at the option of E-Com for payment by E-Com of 120% of the outstanding amount. In connection with this transaction we also issued 124,300 warrants to purchase common shares exercisable at a price of $0.10 per share for a period of two years from the date of issuance. No commissions or underwriting discounts were paid in connection with this transaction.

December 28, 2000 - 50,000 common shares were sold to J. Robert Todhunter at a deemed value of $0.10 for services consisting of consulting, marketing services and business plan development, total consideration $5,000. We relied upon Sec. 4(2) of the Securities Act of 1933 in this private transaction. No commissions or underwriting discounts were paid in connection with this transaction. The proceeds are to be used for general operating expenses.

December 28, 2000 - 56,000 common shares were sold to Stock Exposure, Inc. at a deemed value of $0.10 for public relations services to be rendered in fiscal 2001, total consideration $5,600 to be recorded as an expense in fiscal 2001. We relied upon Sec. 4(2) of the Securities Act of 1933 in this private transaction. No commissions or underwriting discounts were paid in connection with this transaction.

ITEM  6.     MANAGEMENT'S  DISCUSSIONS  AND  ANALYSIS  OR  PLAN  OF  OPERATION.

Forward-Looking  Statements

This Annual Report contains forward-looking statements about our business, financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, the acceptance of our products and services, our ability to expand our customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that we are unable to predict. When used in this Quarterly Report, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain
forward-looking   statements   not   accompanied   by  such   expressions.  All
forward-looking statements are intended to be covered by the safe harbor created by Section 21E of the Securities Exchange Act of 1934.

General

E-Com Technologies, Inc. ("E-Com" or the "Company"), a Nevada corporation, was incorporated on January 29, 1999. We are an e-business company employing the latest technologies to develop solutions for a global marketplace. Our principal products and services include the development of e-commerce web sites and strategies, web design and hosting, domain name registration, online payment processing, retailing of hardware and software, Internet marketing and consulting and custom programming of web based applications. Our mission is to provide a full range of Internet professional services for clients interested in building and developing their e-commerce strategies.

We have an experienced management team with expertise in the areas of technology, finance, marketing and promotion. Headquartered in Vancouver, Canada, our Company is poised to capitalize on the technological resources that are readily available at a significantly lower cost than in most regions of North America. We also have organized talented programming teams utilized on a contract basis who provide assistance on various projects. We filed our Form 10-SB with the Securities and Exchange Commission, which became effective November 10, 2000. As of December 15, 200 our common shares have been quoted for trading on the OTC Bulletin Board under the symbol "ECTC".

Results  of  Operations

We generated revenues of $92,806 for the year ended December 31, 2000. This represents an increase of $46,339 (99.7%) as compared to the prior year. This increase in revenue can be attributed to sales generated from marketing and business development efforts and the establishment of our name in the local marketplace. $12,318 of the increase resulted from retail sales of computer hardware and software, while $34,021 was from higher revenues derived from web site development, e-commerce solutions and programming services. We have also expanded our client base from only two clients in 1999 to over 14 development and programming clients and 30 hosting clients in 2000.

Cost of sales increased from $19,719 for the period ended December 31, 1999 to $58,816 for the year ended December 31, 2000. Gross margin percentage declined to 36.6% during the year ended December 31, 2000 as compared to 57.6% in the prior year as a significant amount of our revenue was derived from computer hardware and software sales, which has substantially lower margins than on professional services revenue.

Total operating expenses increased from $20,339 for the period year ended December 31, 1999 to $321,646 for the year ended December 31, 2000. The increase in expenditures can be attributed to increases in selling, general and administrative expenses and to a lesser extent increases in interest expense and depreciation and amortization. Selling, general and administrative expenses increased from $19,747 in 1999 to $303,789 in 2000. This increase was due to the expansion of the programming and marketing staff, additional marketing activities, development of our web sites, as well as a general increase in overhead expenses reflecting the growth of our business. Depreciation and amortization expense increased from $515 in 1999 to $13,318 in 2000, reflecting an increase in fixed assets. Interest expense also increased from $77 in 1999 to $4,539 due to leases on computer equipment we entered into in 2000.

We had a net loss of $287,656 for the year ended December 31, 2000 as compared to a net income of $3,350 for the comparable period ended December 31, 1999. The increase in net losses was due to higher operating expenses, primarily selling, general and administrative expenses, as discussed above.

The completion of our financing in April 2000 has given us the resources to grow at a faster pace than in the prior year. We have now has grown to a total of 11 employees and we utilize many other programmers on a contract basis. We have also established a two member advisory board to assist in planning the corporate strategy and managing the direction and future growth of our Company.

Future  Business

We plan to continue to increase revenues through our marketing efforts and business development activities such as the enhancement of internal and external sales teams, participation in trade shows and establishing alliances with firms that have the potential to strengthen the demand for our products and services. We also plan to exhibit and present at trade shows and exhibitions.

We expect our marketing efforts to pay off more substantially over the upcoming quarterly periods. As of the December 31, 2000 we have prepared proposals for programming, design and development work totaling approximately $500,000 and we expect some of these proposals and quotations to close in the near future. Our main focus will be to aggressively market our e-business services, web development and hosting services business, and to add to our staff through the hiring of additional marketing and programming personnel.

We are currently seeking additional funding to accelerate growth of our business. We plan to expand our Company into the US market, likely through marketing efforts in the Seattle, WA area should we be successful in obtaining sufficient financing. We plan to do most of the development work from our Vancouver, BC office due the lower overhead costs and favorable exchange rate. We expect that margins on development work will increase substantially once we penetrate into the US market.

During the last quarter of 2000 our sponsoring market maker filed a Form 211 application for quotation and trading of our common shares on the OTC bulletin board. Our common shares were posted for trading on the OTC-BB as of December 15, 2000 under the symbol ECTC. We also plan to pursue merger and acquisition strategies targeting companies which will provide some synergy with our existing business activities and help to accelerate the growth of our Company.

Liquidity  and  Capital  Resources

During the year ended December 31, 2000 we raised capital in the amount of approximately $213,178 through the sale of common shares exempt under Regulation D rule 504 and under Regulation S. We raised an additional $24,860 through the issuance of convertible debentures and share purchase warrants under Regulation
S. As at December 31, 2000 we had $5,644 of cash on hand and a working capital deficiency of $51,650. Although our revenues have shown a positive trend in recent months, currently our operating costs exceed our revenues. We plan to raise additional funds through a private placement or public offering of equity or debentures convertible into equity to maintain the current level of operations and to provide for additional staffing in our marketing and programming departments and to provide funds to seek potential merger and acquisition candidates. We have had discussions with several broker dealers, private investors and other financing sources and we expect that we will be successful in raising additional financing, however, there is no guarantee that we will be successful. If necessary, we may consider loans or debentures from lenders and/or principals of E-Com. If adequate equity or debt funding cannot be obtained, we will be required to reduce staff and overhead and grow at a slower pace than originally planned.

ITEM  7.     FINANCIAL  STATEMENTS.





Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

E-COM  TECHNOLOGIES  CORPORATION

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999

AUDITORS'  REPORT  TO  THE  SHAREHOLDERS

We have audited the accompanying consolidated balance sheet of E-Com Technologies Corporation as of December 31, 2000 and the consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficiency) and cash flows for the year then ended. These consolidated financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of E-Com Technologies Corporation as at December 31, 1999 and for the period then ended were audited by other auditors whose report dated August 24, 2000 expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E-Com Technologies Corporation as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has incurred losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


/s/ KPMG LLP
Chartered  Accountants

Vancouver,  Canada
February  1,  2001

                                                                               2
E-COM  TECHNOLOGIES  CORPORATION
Consolidated  Balance  Sheets
(Expressed  in  U.S.  dollars)

December  31,  2000  and  1999



                                                                                               2000         1999
----------------------------------------------------------------------------------------------------------------
Assets

Current assets:
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . .                                     $  5,644   $ 4,648
Accounts receivable. . . . . . . . . . . . . . . . . . . .                                       30,339     2,054
Work-in-progress . . . . . . . . . . . . . . . . . . . . .                                       16,838         -
----------------------------------------------------------------------------------------------------------------

Total current assets . . . . . . . . . . . . . . . . . . .                                       52,821     6,702

Fixed assets (note 3). . . . . . . . . . . . . . . . . . .                                       35,547     3,904
----------------------------------------------------------------------------------------------------------------

Total assets . . . . . . . . . . . . . . . . . . . . . . .                                     $ 88,368   $10,606
----------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued liabilities . . . . . . . . .                                     $ 98,754   $ 3,059
Current lease obligation (note 4). . . . . . . . . . . . .                                        5,717         -
----------------------------------------------------------------------------------------------------------------
                                                                                                104,471     3,059

Long-term lease obligation (note 4). . . . . . . . . . . .                                        8,431         -

Convertible debenture (net of discount of $14,468, note 5)                                       10,392         -

Stockholders' equity (deficiency):
Common stock (note 6):
Authorized:.   90,000,000 common voting shares, par value
               of $0.001 per share
               10,000,000 preferred stock, par value
               of $0.001 per share
Issued and outstanding:   12,665,157 common stock
                          (1999 - 4,200,000)                                                      6,365     4,200
Additional paid-in capital . . . . . . . . . . . . . . . .                                      243,690         -
Retained earnings (deficit). . . . . . . . . . . . . . . .                                     (284,306)    3,350
Accumulated other comprehensive loss:
Cumulative translation adjustment. . . . . . . . . . . . .                                         (675)       (3)
----------------------------------------------------------------------------------------------------------------

Total stockholders' equity (deficiency). . . . . . . . . .                                      (34,926)    7,547
----------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity . . . . . . .                                       $ 88,368   $10,606
----------------------------------------------------------------------------------------------------------------

Related  party  transactions  (note  7)

See  accompanying  notes  to  consolidated  financial  statements.

                                                                               3
E-COM  TECHNOLOGIES  CORPORATION
Consolidated Statements of Operations and Comprehensive Income (Loss) (Expressed in U.S. dollars)


                                                                                Period  from
                                                                                inception  on
                                                                                January  29,
                                                                Year  ended     1999  to
                                                                December 31,    December 31,
                                                                    2000            1999
----------------------------------------------------------------------------------------------
Revenues:
Website and programming services. . . . . . . . . . . . . . .  $      80,488   $      46,467
Hardware/software sales . . . . . . . . . . . . . . . . . . .         12,318               -
----------------------------------------------------------------------------------------------
                                                                      92,806          46,467

Cost of sales and services. . . . . . . . . . . . . . . . . .         58,816          19,719
----------------------------------------------------------------------------------------------

Gross profit. . . . . . . . . . . . . . . . . . . . . . . . .         33,990          26,748

Expenses:
Depreciation and amortization . . . . . . . . . . . . . . . .         13,318             515
Interest expense. . . . . . . . . . . . . . . . . . . . . . .          4,539              77
Selling, general and administrative . . . . . . . . . . . . .        303,789          19,747
----------------------------------------------------------------------------------------------

Total expenses. . . . . . . . . . . . . . . . . . . . . . . .        321,646          20,339
----------------------------------------------------------------------------------------------

Income (loss) before income taxes . . . . . . . . . . . . . .       (287,656)          6,409

Income taxes (note 8) . . . . . . . . . . . . . . . . . . . .              -          (3,059)
----------------------------------------------------------------------------------------------

Net income (loss) . . . . . . . . . . . . . . . . . . . . . .       (287,656)          3,350

Other comprehensive loss:
Foreign currency translation adjustment . . . . . . . . . . .           (672)             (3)
----------------------------------------------------------------------------------------------

Comprehensive income (loss) . . . . . . . . . . . . . . . . .  $    (288,328)  $       3,347
----------------------------------------------------------------------------------------------

Loss per share (note 2(o)):
Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       (0.02)  $           -
Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . .          (0.02)              -
----------------------------------------------------------------------------------------------

Weighted average shares:
Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11,848,412       9,934,132
Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . .     12,442,741       9,934,132
----------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

E-COM  TECHNOLOGIES  CORPORATION
Consolidated  Statements  of  Stockholders'  Equity  (Deficiency)
(Expressed  in  U.S.  dollars)


Period  from  inception  on  January  29,  1999  to  December  31,  2000

                                                                                 Additional  Retained   Cumulative
                                                                Common  stock     paid-in     earnings   translation
                                                                 -------------
                                                                Shares    Amount   capital   (deficit)    adjustment
--------------------------------------------------------------------------------------------------------------------
Balance, January 29, 1999
issued for cash. . . . . . . . . . . . . . . . . . . . . . .   7,500,000  $ 3,000  $      -  $       -   $         -

April 4, 1999:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .   3,000,000    1,200         -          -             -

Foreign currency
translation adjustments. . . . . . . . . . . . . . . . . . .           -        -         -          -            (3)

Net income . . . . . . . . . . . . . . . . . . . . . . . . .           -        -         -      3,350             -
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999 . . . . . . . . . . . . . . . . .  10,500,000    4,200         -      3,350            (3)

April 30, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .   1,195,650    1,196   118,369          -             -

April 30, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .     129,250      129    12,796          -             -

April 30, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .     677,013      677    67,024          -             -

September 18, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .      12,000       12     1,188          -             -

November 15, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .      45,244       45     6,742          -             -

December 28, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .     106,000      106     4,894          -             -

Detachable warrants issued with convertible debt . . . . . .           -        -     8,287          -             -

Stock compensation . . . . . . . . . . . . . . . . . . . . .           -        -    16,103          -             -

Conversion benefit of convertible debt . . . . . . . . . . .           -    8,287         -          -         8,287

Foreign currency translation adjustments . . . . . . . . . .           -        -         -          -          (672)

Loss for the period. . . . . . . . . . . . . . . . . . . . .           -        -         -   (287,656)            -
--------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2000 . . . . . . . . . . . . . . . . .  12,665,157  $ 6,365  $243,690  $(284,306)  $      (675)
--------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                                                                 Total
                                                              stockholders'
                                                                  equity
                                                              (deficiency)
--------------------------------------------------------------------------
Balance, January 29, 1999
issued for cash. . . . . . . . . . . . . . . . . . . . . . .  $      3,000

April 4, 1999:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .         1,200

Foreign currency
translation adjustments. . . . . . . . . . . . . . . . . . .            (3)

Net income . . . . . . . . . . . . . . . . . . . . . . . . .         3,350
--------------------------------------------------------------------------

Balance, December 31, 1999 . . . . . . . . . . . . . . . . .         7,547

April 30, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .       119,565

April 30, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .        12,925

April 30, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .        67,701

September 18, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .         1,200

November 15, 2000:
Issued for cash. . . . . . . . . . . . . . . . . . . . . . .         6,787

December 28, 2000:
Issued for services. . . . . . . . . . . . . . . . . . . . .         5,000

Detachable warrants issued with convertible debt . . . . . .         8,287

Stock compensation . . . . . . . . . . . . . . . . . . . . .        16,103

Conversion benefit of convertible debt

Foreign currency translation adjustments . . . . . . . . . .          (672)

Loss for the period. . . . . . . . . . . . . . . . . . . . .      (287,656)
--------------------------------------------------------------------------

Balance, December 31, 2000 . . . . . . . . . . . . . . . . .  $    (34,926)
--------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                                                               4
E-COM  TECHNOLOGIES  CORPORATION
Consolidated  Statements  of  Cash  Flows
(Expressed  in  U.S.  dollars)


                                                                             Period  from
                                                                            inception  on
                                                                             January  29,
                                                             Year  ended         1999  to
                                                            December  31,   December  31,
                                                                    2000             1999
-----------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income (loss) . . . . . . . . . . . . . . . . . . . . . .  $(287,656)  $ 3,350
Non-cash item:
Depreciation. . . . . . . . . . . . . . . . . . . . . . . . .     13,318       532
Services rendered in exchange for stock . . . . . . . . . . .     19,125         -
Compensation cost related to stock options granted. . . . . .     16,103         -
Interest expense of conversion option benefit of convertible
debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,106         -
Changes in non-cash operating
working capital:
Accounts receivable . . . . . . . . . . . . . . . . . . . . .    (28,285)   (2,054)
Work-in-progress. . . . . . . . . . . . . . . . . . . . . . .    (16,838)        -
Accounts payable and accrued liabilities. . . . . . . . . . .     95,695     3,059
-----------------------------------------------------------------------------------

Total cash flows (used in) provided by operating activities .   (186,432)    4,887

Cash flows from investing activities:
Purchase of equipment . . . . . . . . . . . . . . . . . . . .    (27,376)   (4,436)
-----------------------------------------------------------------------------------

Total cash flows (used in) investing activities . . . . . . .    (27,376)   (4,436)

Cash flows from financing activities:
Issuance of capital stock . . . . . . . . . . . . . . . . . .    194,053     4,200
Repayment of obligations under capital lease. . . . . . . . .     (3,437)        -
Issuance of convertible debt. . . . . . . . . . . . . . . . .     24,860         -
-----------------------------------------------------------------------------------

Total cash flows (used in) provided by financing activities .    215,476     4,200

Effect of foreign currency translation on cash. . . . . . . .       (672)       (3)
-----------------------------------------------------------------------------------

Increase in cash. . . . . . . . . . . . . . . . . . . . . . .        996     4,648

Cash, beginning of period . . . . . . . . . . . . . . . . . .      4,648         -
-----------------------------------------------------------------------------------

Cash, end of period . . . . . . . . . . . . . . . . . . . . .  $   5,644   $ 4,648
-----------------------------------------------------------------------------------

Supplementary disclosure:
Income taxes paid . . . . . . . . . . . . . . . . . . . . . .  $       -   $     -
Interest expense paid . . . . . . . . . . . . . . . . . . . .      2,432         -
Non-cash transactions:
Capital stock issued for services rendered. . . . . . . . . .     19,125         -
Capital assets purchased under lease. . . . . . . . . . . . .     17,585         -
Stock-based compensation. . . . . . . . . . . . . . . . . . .     16,103         -
Detachable warrants issued with convertible debt. . . . . . .      8,287         -
Conversion option benefit of convertible debt . . . . . . . .      8,287         -
-----------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999

1.     OPERATIONS:

The Company was organized on January 29, 1999 (Inception) under the laws of the State of Nevada as E-Com Technologies Corporation. The Company has a 100% owned subsidiary, E-Com Consultants (Canada) Corp., which was incorporated in the province of British Columbia. On November 10, 2000, the Company became a fully registered issuer reporting with the Securities and Exchange Commission. On December 15, 2000, the Company began trading on the National Association of Securities Dealer - Over-the-Counter Bulletin Board.

The Company develops e-commerce solutions, web-based applications, performs Internet marketing and consulting services and designs and hosts web sites.

The Company's consolidated financial statements are prepared on a going concern basis in accordance to generally accepted accounting principles in the United States which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has begun to generate revenues from sales of hardware and software and website services, but such revenues are not yet sufficient to cover operating costs. Furthermore, the Company has experienced negative cash flows from operations for the year ended December 31, 2000. The Company plans to increase revenue through marketing efforts and business development and also plans to seek additional equity financings to fund future operations. Through February 1, 2001, no such additional financing has been obtained. If the Company is unable to generate sufficient cash inflows, it may be required to reduce or limit operations.

For the period from incorporation to December 31, 2000, the Company operated as one business segment, web-site and related services.

All  of  the  Company's  revenues  are  generated  in  Canada.

2.     SIGNIFICANT  ACCOUNTING  POLICIES:

These consolidated financial statements have been prepared using generally accepted accounting principles in the United States.

(a)     Principles  of  consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary E-Com Consultants (Canada) Corp. All intercompany balances and transactions have been eliminated.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


2.     SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

(b)     Foreign  operations:

The Company's functional and reporting currency is the United States dollar. Assets and liabilities that are originally denominated in foreign currencies are translated into the United States dollar reporting currency at the rate of exchange in effect of the balance sheet date. Revenues and expenses are translated at average rates of exchange prevailing during the year. Exchange gains and losses arising on the translation are excluded from the determination of income and reported in the cumulative translation adjustment in stockholders' equity.

(c)     Fixed  assets:

Fixed assets are stated at cost. Depreciation is provided using the straight-line method at the following annual rates:

Assets                                              Rate

Computer  equipment                             3  years
Web  sites                                      2  years
Furniture  and  fixtures                        3  years


(d)     Website  development  costs:

The Company recognizes the costs incurred in the development of the Company's website in accordance with EITF 00-2 "Accounting for Website Development Costs" and, with the provisions of AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Accordingly, direct costs and interest costs incurred during the application stage of development are capitalized and amortized over the useful life. Software development costs consist of amounts paid to third party programmers and consultants to develop the website during the application development stage and are amortized on a straight-line basis over two years commencing at the time the website became available for use.

(e)     Non-monetary  transactions:

Non-monetary transactions, that represents the culmination of an earning process, are recorded at fair market value of the services given up or the products or services received.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


2.     SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

(f)     Income  taxes:

Income taxes are provided for using the asset and liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between the carrying values of assets and liabilities for financial and tax reporting purposes and of tax loss carryforwards based on the enacted tax rates in the expected period of reversal of the difference.

A valuation allowance is provided to the extent that it is considered more likely than not that the deferred tax assets arising due to loss carryforwards or temporary differences will not be realized.

(g)     Revenue  recognition:

The Company recognizes revenue on web-site services which includes development of e-commerce websites and strategies, web design, consulting and custom programming of web based applications on a percentage of completion basis, and on hardware / software sales when the product is shipped to customers from distributors' warehouse to the customer.

(h)     Warranty:

The Company provides only a 15 day warranty on websites and e-commerce systems developed for customers. The Company accrues for warranty cost, based on its best estimate of costs to be incurred, when revenue is recognized.

(i)     Use  of  estimates:

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Assumptions underlying these estimates are limited by the availability of reliable data and the uncertainty of predictions concerning future events. Consequently, the estimates and assumptions made do not necessarily result in a precise determination of reported amounts. Actual results could differ from those estimates.

(j)     Share  issue  costs:

The cost of issuing shares of common stock is applied to reduce additional paid in capital.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


2.     SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

(k)     Stock-based  compensation:

During the year, the Company issued stock options to non-employees and to employees. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes accounting and disclosure requirements using a fair value-method of accounting for stock-based compensation plans.

As allowed under SFAS 123, the Company has elected to apply the intrinsic value-based method of accounting for stock options granted to employees. Under this method, compensation expense is recorded on the grant date only if the current market price of the underlying stock exceeds the exercise price. Grants of options to non-employees are recognized at the fair value of the stock options as performance occurs and the options are earned.

The Company has also adopted the disclosure requirements of SFAS No. 123 in note 6(b).

(l) Convertible debenture with detachable warrants and conversion option benefit:

The proceeds from the issuance of debt securities with detachable warrants are allocated between the warrants and the debt securities based on their relative fair market values at the time of issuance. The portion allocated to the warrants is accounted for as "Additional paid in Capital". The debt discount, equal to the difference between the face value of the convertible debt and the amount of the proceeds allocated to convertible debt, is amortized over the life of the convertible debt.

The beneficial conversion option embedded in the convertible debt is separately valued at the date of issuance. The value of the beneficial conversion option is calculated as the difference between the remaining carrying value of the convertible debt and the fair value of the common stock into which the convertible debt is convertible. The value assigned to the beneficial conversion option is amortized over the period to the earliest conversion date.

(m)     Advertising:

Advertising costs are expensed as incurred. Advertising costs amount to $2,708 and $126 for the periods ended December 31, 2000 and 1999, respectively.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


2.     SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

(n)     Comparative  figures:

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

(o)     Loss  per  share:

Basic loss per share is computed by dividing income (loss) by the weighted average number of common shares outstanding during the period. Diluted income
(loss) per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method for purposes of computing diluted earnings per share.




  3.     FIXED ASSETS:

                                                      Accumulated  Net book
 2000                                          Cost  depreciation   value
         Computer equipment                    $30,147  $ 6,673  $23,474
         Furniture and fixtures                  1,867      152    1,715
         Web sites                              17,239    6,881   10,358
                                               $49,253  $13,706  $35,547

                                                      Accumulated  Net book
 1999                                          Cost  depreciation   value

         Web sites                             $ 4,436  $   532  $ 3,904

Included in computer equipment are capital leases with costs of $17,585 (1999 - nil) and accumulated depreciation of $4,238 (1999 - nil).

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


4.     OBLIGATIONS  UNDER  CAPITAL  LEASES:

The Company leases computer equipment under capital leases, denominated in Canadian dollars, and expiring at various dates to 2003. As at December 31, 2000, the future minimum lease payments under capital leases were as follows:




2001. . . . . . . . . . . . .  $8,007
2002. . . . . . . . . . . . .   7,499
2003. . . . . . . . . . . . .   2,067
                               17,573
Amount representing interest.   3,425
                               14,148
Current portion . . . . . . .   5,717

                                8,431



Interest rates on the capital leases range from approximately 16.1% to 30.5%. Two of the leases are guaranteed by two stockholders.

5.     CONVERTIBLE  DEBT  WITH  DETACHABLE  WARRANTS:

On November 15, 2000 the Company issued convertible debt for proceeds of $24,860. The convertible debt has an interest rate of 9% and is convertible into common shares of the Company at the conversion price of the lower of $0.10/share or 80% of the average closing price. Interest is payable with common shares upon conversion, or with cash upon maturity of the debenture.

The debentures are convertible into common shares of the Company at anytime beginning May 15, 2001. The debentures are redeemable at the option of the Company for payment by the Company of 120% of the outstanding amount.

124,300 detachable warrants, convertible into common shares of the Company, were issued in conjunction with the convertible debt. The warrants expire on November 15, 2002.

The proceeds from the issuance of convertible debt securities with detachable warrants has been allocated between the warrants, the debt security, and the beneficial conversion option in accordance with the accounting policy described in note 2(l).

The fair market value of the convertible debenture and the detachable warrants were calculated using the Black Scholes option pricing model as described in note 6. The value of proceeds allocated to the detachable warrants totals $8,287. At the convertible debt commitment date, the value attributed to the beneficial conversion option was $8,287. This amount was amortized over the period to the first conversion date $2,106 in interest expense was recognized.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


5.     CONVERTIBLE  DEBT  WITH  DETACHABLE  WARRANTS  (CONTINUED):
The value of the proceeds allocated to the convertible debt at December 31, 2000 is as follows:


Face value of debt. . . . . . . . . . . . . . . . .  $24,860
Discount attributed to warrants . . . . . . . . . .   (8,287)
Discount attributed to beneficial conversion option   (6,181)

                                                     $10,392



The convertible debentures and detachable warrants have not been registered with United States Securities Exchange Commission, or the Securities Commission of any state.

6.     SHARE  CAPITAL:

(a)     Stock  split:

The Company had a forward stock split 2.5:1 on May 23, 2000. This has been reflected in these consolidated financial statements on a retroactive basis.

(b)     Stock  incentive  plan:

Pursuant to a stock incentive plan effective December 11, 2000, the Company has reserved 1,250,000 common shares for future issuance.
Stock  option  for  2000  is  presented  as  follows:



                                           Weighted
                                           average
                                 Number    exercise
                                of shares  price
Outstanding, December 31, 1999          -  $    -
Granted. . . . . . . . . . . .    320,000    0.10
Exercised. . . . . . . . . . .          -       -
Forfeited. . . . . . . . . . .          -       -
Expired. . . . . . . . . . . .          -       -

Outstanding, December 31, 2000    320,000  $ 0.10

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999

6.     SHARE  CAPITAL  (CONTINUED):

(b)     Stock  incentive  plan  (continued):

The  options are exercisable in accordance with the following vesting schedules:



Percentage   Vesting date
        25%    March 31, 2001
        25%     September 30, 2001
        25%     March 31, 2002
        25%     September 30, 2002



The following table summarizes information concerning outstanding and exercisable options at December 31, 2000:



                            Options outstanding                         Options exercisable
                            -------------------                         --------------------
                                      Weighted
                                      average              Weighted                   Weighted
                                     remaining             average                     average
Exercise         Number             contractual       exercise price     Number     exercise price
prices         outstanding        life (in years)        per share     exercisable    per share
0.10 . .              310,000                  4.95  $          0.10            -               -
0.25 . .               10,000                  4.95  $          0.25            -               -

                      320,000



The per share weighted average fair value of stock options granted during 2000 was $0.07 on the date of grant using the Black Scholes option-pricing model with the following average assumptions: expected dividend yield nil, risk-free interest rate of 7.5%, votality of 75%, and an expected life of 2 years. No options were granted prior to 2000.

Of the total options granted during the year, 80,000 were granted to employees, 180,000 were granted to officers and directors, and 60,000 were granted to non-employees of the Company. All options were granted with an exercise price equal to the fair market value of the stock on the date of the grant. In accordance with the Company's accounting policy described in note 2(k), no compensation cost has been recognized for the stock options granted to employees. The proportion of the fair value of the options granted to non-employees earned to December 31, 2000 was $16,103, calculated by the Black-Scholes model with the input factors set out above.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


6.     SHARE  CAPITAL  (CONTINUED):

(b)     Stock  incentive  plan  (continued):

Had compensation cost for the stock options issued to employees been determined based on the fair value at the grant date consistent with the measurement provisions of FAS 123 and the input factors set out above, the Company's net earnings (loss) and earnings (loss) per share would have been adjusted as follows:

Loss  for  the  year,  as  reported     $     (287,656)
Loss  for  the  year,  proforma               (287,824)
Basic  loss  per  share,  as  reported           (0.02)
Basic  loss  per  share,  proforma               (0.02)
Diluted  loss  per  share,  as  reported         (0.02)
Diluted  loss  per  share,  proforma             (0.02)

(c)     Common  shares  issued  in  exchange  for  services:

During fiscal 2000, the Company issued 191,250 shares in exchange for services rendered. The value attributed to these services is $19,125 and is based on the fair value of the shares at the date of the commitment to issue.

7.     RELATED  PARTY  TRANSACTIONS:

Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

(a) Included within general and administration expenses is $90,897 paid to companies controlled by officers and directors of the Company. The fees were paid in consideration for the provision of management and consulting services to the Company.

At December 31, 2000, accounts payable includes an amount of $62,676 payable to companies controlled by officers and directors of the Company for management fees.

(b) The Company utilizes certain office and operating equipment that is provided by a Company that is owned by the Company's President at no charge.

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999




8.                        INCOME TAXES:

     Deferred tax assets:
     Net operating loss carryforwards                         $134,630
     Excess of book over tax depreciation                        2,355

     Total deferred tax assets                                 136,985

     Valuation allowance                                       130,899

     Net deferred tax assets                                     6,086

     Deferred tax liabilities due to capital equipment lease    (6,086)

                                                              $  -

Based on historical operations, management is not able to demonstrate that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets, before the valuation allowance, reflected on the Company's balance sheet.

For the year ended December 31, 1999 there were no significant differences between financing and tax reporting and therefore, no deferred tax benefit or liability was accrued or disclosed.




                        2000    1999
Income tax payable:
United States . . . .  $    -  $    -
Canada. . . . . . . .   3,060   3,060


Income tax provision:
United States . . . .  $    -  $    -
Canada. . . . . . . .       -   3,059




Income tax expense varies from the amounts that would be computed by applying the Canadian federal and provincial income tax rate of 45.6% (1999 - 45.6%) for the periods presented to loss before income taxes as shown in the following table:


                                                           2000       1999

Combined  Canadian  and  federal  provincial
income  taxes expected  rates                      $     (131,171)  $     2,923
Change  in  valuation  allowance                          130,898             -
Permanent  and  other  differences                            273           136
Sales  taxes                                                    -             -

Tax  provision                                     $            -   $     3,059

E-COM  TECHNOLOGIES  CORPORATION
Notes  to  Consolidated  Financial  Statements
(Expressed  in  U.S.  dollars)

Year  ended  December  31,  2000  and
period  from  inception  on  January  29,  1999  to  December  31,  1999


8.     INCOME  TAXES  (CONTINUED):

The income and losses from operations before provision of income taxes by geographic region is as follows:




                  2000       1999
United States  $ (62,559)  $(7,752)
Canada. . . .   (225,097)   14,161

               $(287,656)  $ 6,409


9.     RECENT  ACCOUNTING  PRONOUNCEMENTS:

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("FAS 133"), is effective for fiscal years beginning after June 15, 2000. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. As to date the Company has not entered into derivative financial instruments, management does not expect FAS 133 to have a material impact on the Company's consolidated financial statements.



ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements with our auditors during the year. On November 23, 2000 we dismissed G. Brad Beckstead, CPA as our auditor. On December 1, 2000 we appointed KPMG LLP as its new auditor. These facts were disclosed in an 8-K current report filed December 6, 2000 and an 8-K/A filed February 7, 2001.

                                    PART III

ITEM  9.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS;
             COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT.

A.     DIRECTORS  AND  EXECUTIVE  OFFICERS

The following table sets forth certain information with respect to each of our executive officers or directors.




Name                                                     Age                 Position                  Appointed
----------------------------------------------------  ----------  -------------------------------  -----------------
                                                                  President,
James Malish . . . . . . . . . . . . . . . . . . . .          44  Chairman of the Board, Director    January 29, 1999
                                                                  Chief Financial Officer, Secretary,
Ron Jorgensen. . . . . . . . . . . . . . . . . . . .          34  Treasurer and Director             January 29, 1999
                                                                  Vice President of Corporate
                                                                  Development
Kyle Werier. . . . . . . . . . . . . . . . . . . . .          34  Director                           January 29, 1999
R. Scott Irwin . . . . . . . . . . . . . . . . . . .          33  Director                           September 8, 1999
Jeff Quennell. . . . . . . . . . . . . . . . . . . .          35  Director                           September 8, 1999

Directors are elected annually for a term of one year. None of the directors hold other directorships in other reporting companies.

JAMES MALISH, PRESIDENT, CHAIRMAN OF THE BOARD, DIRECTOR - Mr. Malish has over 14 years of programming experience, most of which has been in the areas of database design and new application development. Mr. Malish began his education in Edmonton as an Applied Researcher in college. After receiving his diploma as an Applied Researcher, he enrolled in a Computer Systems course at The Northern Alberta Institute of Technology. After graduating from NAIT in 1989, Mr. Malish worked for a transportation company for five years as a programmer and network administrator where he developed his programming skills and also gained valuable experience in relational databases.

In 1994, Mr. Malish moved to Vancouver and founded Micro Man Systems, Inc., which specializes in multimedia and text-to-speech applications software programs. In 1996, he accepted a position as the Lead Programmer and PC Specialist for NorthWest Life Assurance Company in Vancouver. His duties at NWL included the design, programming and implementation of a new policy tracking system and network administration.

RON JORGENSEN, CFO, SECRETARY AND TREASURER, DIRECTOR - Mr. Jorgensen is a Certified Public Accountant, a Chartered Accountant and has obtained a bachelor degree in Business Administration. He has also completed the Canadian
Securities Course with an honours standing, as well as various professional development courses related to corporate finance and accounting.

After completing his collegiate study, Mr. Jorgensen worked for four years in public accounting with Price Waterhouse in Vancouver, advising clients in the Independent Business Services Group. He then left public practice to work in the Managed Accounts Department of a National Securities Dealer based in Vancouver. Prior to joining E-Com, he has spent the last four years as a financial consultant, offering services in corporate finance, regulatory guidance, management consulting, accounting and taxation to clients in a variety of industries.

KYLE M. WERIER, VICE PRESIDENT OF CORPORATE DEVELOPMENT, DIRECTOR - Mr. Werier was registered as a securities broker and investment advisor in 1989 in Ontario, Canada. Mr. Werier worked with several underwriters before entering the mining sector in the early 1990's. During the next several years, Mr. Werier was associated with a variety of mining companies both as a geo-tech field consultant and later in an investor relations capacity. Mr. Werier was involved in raising equity financing and corporate communications consulting for the later part of the 1990s for public companies listed on the Vancouver Stock Exchange, the Alberta Stock Exchange and NASD OTC-BB quoted companies. Mr. Werier is currently president of Profit Communications, a private capital finance and investor relations firm.

R. SCOTT IRWIN, DIRECTOR - Mr. Irwin is currently employed by Fairmont Hotels. He is responsible for the technological direction of the corporation in over 35 International Hotels. Locations include properties in North America and Mexico.

Mr. Irwin began his career in the hospitality industry over 15 years ago. Working his way through the hotel ranks, reaching a position as Assistant Controller for a hotel in Vancouver, he then re-focused his career into Information Systems. After graduating from the British Columbia Institute of Technology in 1992 with a diploma in Computer Systems Technology, he worked for a high technology company in the medical industry. His position moved him to St. Louis, Missouri, where he was responsible for the management of a project implementation of an enterprise-wide image management solution at the Barnes Mallinckrodt Institute of Radiology.

He then returned to the hospitality industry, accepting employment with Canadian Pacific Hotels in Vancouver as the Manager of Information Systems for the Hotel Vancouver and Waterfront Centre Hotel. Within a year and a half, he was promoted to Regional Manager of Information Systems, responsible for the management of multiple information systems departments and support for the day-to-day technical operations of the properties located within British Columbia.

JEFF QUENNELL, DIRECTOR - Mr. Quennell is employed Motorola in the capacity of Account Executive to a major telecom original equipment manufacturer with responsibilities in Calgary, Alberta and Monterey, Mexico.

Mr. Quennell began his career in the electronics industry in 1987 after completing his Bachelor of Science from DeVry Institute at Phoenix, Arizona. After six years in the role of Sales/Service Manager in Toronto at the largest independent diagnostic imaging company in Canada, he was promoted to open and manage the Calgary sales and service office.

In 1997, Mr. Quennell accepted the position of Account Executive at Motorola's Semiconductor Products Sector. His tactical responsibilities include logistical support to service Nortel Network's production facilities in Calgary and Monterey, Mexico. He also has the strategic responsibility to drive embedded silicon architectures and software solution into Nortel's Enterprise Networks Technology and Engineering - Design community in Calgary.

B.     SIGNIFICANT  EMPLOYEES

Not  applicable.

C.     FAMILY  RELATIONSHIPS

There are no other family relationships among directors, executive officers or other persons nominated or chosen by E-Com to become officers or executive officers.

D.     INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

No events have occurred during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person of the issuer.

E.     SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our Company with copies of all Section 16(a) reports they file. To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:


                  Number of Transactions
                     not Reported on a
Name              Number of Late Reports   Timely Basis   Failure to File
----------------  -----------------------  -------------  ---------------

Darcy J. Malish.                     3(1)           2(1)  Nil
                  -----------------------  -------------  ---------------
Ron Jorgensen. .                     3(1)           2(1)  Nil
                  -----------------------  -------------  ---------------
Kyle Werier. . .                     3(1)           1(1)  Nil
                  -----------------------  -------------  ---------------
R. Scott Irwin .                     3(1)           1(1)  Nil
                  -----------------------  -------------  ---------------
Jeffery Quennell                     3(1)           1(1)  Nil
----------------  -----------------------  -------------  ---------------


(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership when the Company's Form 10-SB became effective, a late Form 4 - Statement of Changes in Beneficial Ownership with respect to the granting of stock options and a late Form 5 - Annual Statement of Beneficial Ownership of Securities.


ITEM  10.     EXECUTIVE  COMPENSATION.

REMUNERATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS


The following table sets forth the compensation paid to the Chief Executive Officer and other Executive Officers and key persons earning over $100,000 in total annual salary and bonus, for all services rendered in all capacities to E-Com, for the fiscal year ended December 31 2000:

                           Summary  Compensation  Table

                                Long  Term Compensation
                                -----------------------

               Annual  Compensation                 Awards               Payouts

                                             Other      Restricted     Securities
Name  &                                      Annual       Stock        Underlying    LTIP     All  Other
Principal                   Salary  Bonus  Compensation   Award        Options/SAR  Payouts   Compensation
Position               Year   ($)    ($)      ($)          ($)             (#)        ($)         ($)
----------------------------------------------------------------------------------------------------------
Darcy James Malish     1999   2,041*  --        --           --               0        --          --
President, CEO         2000  30,299*  --        --           --          50,000        --          --

*Fees have been paid/accrued to Micro Man Systems Ltd. a private corporations owned by Darcy James Malish.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

The following table sets forth each stock option grant made during fiscal 2000 to the Executive Officers named in the Summary Compensation Table above:

                          Options  /  SAR  Grants  in  the  Last  Fiscal  Year
                          Individual  Grants

             Number  of  Securities    #  of  Total  Options/SARs    Exercise or
             Underlying  Options/     Granted  to  Employees  in     Base  Price      Expiration
Name         SARs  Granted  (#)         Fiscal Year                    ($/Sh)            Date
------------------------------------------------------------------------------------------------
Darcy         50,000                     19.2%                         $0.10           December  11,  2005
J.  Malish
President,  CEO


Stock  Option  /  Incentive  Plan

On December 11, 2000, the Board of Directors approved the 2000 Stock Incentive Plan for the benefit of our officers, directors, employees and service providers. Under the plan the board of directors may grant stock options and issues stock incentives as compensation for services of common shares up to a maximum quantity, in aggregate of 1,250,000 common shares. These shares may be registered under our S-8 registration statement filed on January 19, 2001. Additionally, the exercise price of the stock options will be determined by the board of directors at the time the stock options are granted. To date, no stock incentives have been issued under this plan and the 320,000 stock options to purchase common stock have been granted to officers, directors, employees and service providers.

All  stock  options  granted  to  date vest according to the following schedule:

     March  31,  2001          25%
     September  30,  2001      25%
     March  31,  2002          25%
     September  30,  2002      25%

AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR AND FISCAL YEAR-END VALUES

The following table sets forth, for the Chief Executive Officer named in the Summary Compensation Table above, stock options exercised during fiscal 2000 and the fiscal year-end value of unexercised options:

  Aggregated  Options/SAR  Exercises  in  Last  Fiscal Year & FY-End Options/SAR
Values

                                       Number  of  Securities  Underlying    Value  of  Unexercised
          Shares            Value      Unexercised  Options/SARs  at         In-the-money Options/
          Acquired  on    Realized     FY-End  (#)                           SARs  at  FY-End  ($)
Name      Exercise  (#)      ($)       Exercisable/Unexercisable             Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------
Darcy        --             --           0/50,000                              $0/$100,000
J.  Malish
President,  CEO


LONG  TERM  INCENTIVE  PLANS  -  AWARDS  IN  LAST  FISCAL  YEAR

Not  applicable.


COMPENSATION  OF  DIRECTORS

Non-executive directors are compensated through participation in the stock option and stock incentive plan described below and do not currently receive any cash compensation for services in their capacity as directors. On December 11, 2000 each of the two outside directors were granted 15,000 options to purchase common shares at $0.10 per share exercisable up to December 11, 2005.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We do not currently have written employment agreements or termination or change in control arrangements with our executive officers. Our officers provide us with professional and management services and receive monthly fees of up to $8,000 to each of the three officers which are paid to private corporations owned by each officer respectively.

REPRICING  OF  OPTIONS/SAR'S

Not  applicable.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

A.     SECURITY  OWNERSHIP  OF  MANAGEMENT

The following table sets forth as of December 31, 2000 certain information regarding the beneficial ownership of our common stock by:

1. Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.      Each  of  our  director  and  executive  officers  and

3.     All  of  our  directors  and  executive  officers  as  a  group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.


                                                                                                     Fully
                                                                         Shares       Unexercised  Diluted % of
                                                                        Beneficially    Stock        Shares
Title of Class                           Name and Address                Owned         Options     Outstanding
-------------------------------------  -------------------------------  -----------  ------------  ------------
                                       James Malish
                                       #388-1281 W. Georgia St.
Common. . . . . . . . . . . . . . . .  Vancouver, B.C., Canada V6E 3J7    2,500,000        50,000        19.64%
                                       -------------------------------  -----------  ------------  ------------
                                       Ron Jorgensen
                                       #388-1281 W. Georgia St.
Common. . . . . . . . . . . . . . . .  Vancouver, B.C., Canada V6E 3J7    2,500,000        50,000        19.64%
                                       -------------------------------  -----------  ------------  ------------
                                       Kyle Werier
                                       #388-1281 W. Georgia St.
Common. . . . . . . . . . . . . . . .  Vancouver, B.C., Canada V6E 3J7    2,500,000        50,000        19.64%
                                       -------------------------------  -----------  ------------  ------------
                                       R. Scott Irwin
                                       #388-1281 W. Georgia St.
Common. . . . . . . . . . . . . . . .  Vancouver, B.C., Canada V6E 3J7            0        15,000         0.12%
                                       -------------------------------  -----------  ------------  ------------
                                       Jefferey Quennell
                                       #388-1281 W. Georgia St.
Common. . . . . . . . . . . . . . . .  Vancouver, B.C., Canada V6E 3J7            0        15,000         0.12%
                                       -------------------------------  -----------  ------------  ------------
                                       Total ownership by our officers and
Common. . . . . . . . . . . . . . . .  directors as a group               7,500,000       180,000        59.14%
-------------------------------------  -------------------------------  -----------  ------------  ------------


B.     PERSONS  SHARING  OWNERSHIP  OF  CONTROL  OF  SHARES
To the best of our knowledge no person other than James Malish, Ron Jorgensen and Kyle Werier owns or shares the power to vote 5% or more of our securities.

C.     CHANGES  IN  CONTROL
No  change  in  control  is  currently  being  contemplated.

ITEM  12.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

E-Com  Consultants  (Canada)  Corp.

Our Canadian operations are conducted through a wholly owned subsidiary, E-Com Consultants (Canada) Corp., incorporated in British Columbia, Canada.

ITEM  13.     EXHIBITS  AND  REPORTS  ON  FORM  8-K.

Reports on Form 8-K

During the quarter we filed an 8-K current report (December 6, 2000) announcing its change in auditors. Subsequent to year-end (February 7, 2001) an amended 8-K/A was filed regarding the same.


Financial Statements Filed as Part of the Annual Report

Consolidated Financial Statements for year ended December 31, 2000 and period from inception on January 29, 1999 to December 31, 1999

Independent Auditors' Report to the Shareholders dated February 1, 2000

Consolidated Balance Sheets as at December 31, 2000 and 1999

Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2000 and period from inception on January 29, 1999 to December 31, 1999

Consolidated Statements of Stockholders' Equity (Deficiency) for period from inception on January 29, 1999 to December 31, 2000

Consolidated Statements of Cash Flows
for the year ended December 31, 2000 and period from inception on January 29, 1999 to December 31, 1999

Notes to Consolidated Financial Statements for the year ended December 31, 2000 and period from inception on January 29, 1999 to December 31, 1999



Exhibits Required by Item 601 of Regulation S-B

EXHIBIT  NUMBER        DESCRIPTION

(3)   Articles  of  Incorporation/By-Laws

3.1   Articles  of  Incorporation  of  the  Company  filed  January  29, 1999.
      Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.

3.2 By-Laws of the Company adopted January 29, 1999. Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.

(10)  Material Contracts

10.1  Debenture  and  Warrant  Purchase  Agreement

(21)  Subsidiaries of the Registrant

      E-Com Consultants (Canada) Corp.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          E-Com  Technologies  Corp.
                                          By: /s/ Ron Jorgensen
                                              Ron  Jorgensen,  Secretary

                                          Date: March 30, 2001

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                          By: /s/ Darcy James Malish
                                              Darcy  James  Malish,  President

                                          Date: March 30, 2001

                                          By: /s/ Ron Jorgensen
                                              Ron  Jorgensen,  Chief  Financial
                                              Officer

                                          Date: March 30, 2001

                                          By: /s/ R. Scott Irwin
                                              R.  Scott  Irwin,  Director

                                          Date: March 30, 2001

                                          By: /s/ Jeffery Quennell
                                              Jefferey  Quennell,  Director

                                          Date: March 30, 2001

                                          By: /s/ Kyle Werier
                                              Kyle  Werier,  VP  Corporate
                                              Development

                                           Date: March 30, 2001

EXHIBIT 10.1

                            E-COM TECHNOLOGIES CORP.
                    Debenture and Warrant Purchase Agreement

This Debenture and Warrant Purchase Agreement (this "Agreement") is entered into as of November 15, 2000, by and between E-COM TECHNOLOGIES CORP., a Nevada corporation (the "Company"), Randal Rein, ("Rein"), and Michael Jorgensen ("Jorgensen") (together with Rein, the "Purchasers").

In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.     AGREEMENT  TO  SELL  AND  PURCHASE

1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below), the Company hereby agrees to issue and sell to Purchasers, and Purchasers agree to purchase
from  the  Company,  the  following   convertible   debentures   (the
"Debentures") due November 15, 2005, in the respective principal amounts set out opposite the name of each of the Purchasers below, each Debenture to be in the form of the Debenture attached hereto as Exhibit A and to be convertible (subject to adjustment and therein provided) into the number of shares of the Company's common stock ("Common Stock") at the conversion price ("Conversion Price") and in accordance with the terms of the Debenture:

                      Purchaser                          Principal  Amount
                      ---------                          ----------------
                      Rein                                  US$12,430

                      Jorgensen                          US$12,430

1.2 Sale of Warrant. In connection with and in consideration for the offering of the Debentures (the "Offering"), the Company will issue to Purchasers warrants (the "Warrants") exercisable for two (2) years from the date of issue to purchase from the Company the number of shares of the Company's Common Stock set out opposite the name of each of Purchasers below, at the respective exercise prices set out below opposite the name of such Purchaser, each such Warrant to be in the form of the Warrant attached hereto as Exhibit B:

          Purchaser         Shares Purchasable          Exercise Price per Share
          ---------         ------------------          ------------------------

          Rein                     62,150                       $0.10
          Jorgensen                62,150                       $0.10

1.3 Purchase Price. The purchase price shall be US$24,860 paid as follows:

                      Purchaser                    Purchase  Price
                      ---------                     ----------------
                      Rein                         US$12,430

                      Jorgensen                    US$12,430

1.4 Grant of Security Interest. To secure the prompt and full payment of all principal and interest owing to the Purchasers pursuant to the Debentures, the Company agrees to grant to each Purchaser a security interest in all of the Company's assets, accounts receivable and inventory, now existing or hereafter arising, and all proceeds therefrom. Such security interest shall terminate on the earlier of
(i) the date the Company completes any unsecured financing in excess of $1.0 million after November 15, 2000 or (ii) the date such Purchaser's Debenture is redeemed or converted in full. The Company shall file UCC-1 Financing Statements in the State of Nevada at the written request of each Purchaser, execute for filing, any additional financing statements or continuation statements as may be required from time to time to perfect or continue such Purchaser's security interest in such assets.

2.     CLOSING,  DELIVERY  AND  PAYMENT

2.1 The closing of the sale and purchase of the Debentures and the Warrants under this Agreement (the "Closing") shall take place on November 15, 2000, at 388 - 1281 West Georgia Street, Vancouver, British Columbia, or at such other time or place as the Company and the Purchasers may mutually agree (such date being hereinafter referred to as the "Closing Date"). At the Closing, the Purchasers shall pay to the Company, by certified check or wire transfer of immediately available funds, the Purchase Price, and the Company shall, at the Closing, deliver to Purchasers the Debentures and the Warrants, each dated the Closing Date.

3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

The Company hereby represents and warrants to each of the Purchasers as follows:

3.1 Organization, Subsidiaries, Good Standing, Qualification and Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial condition. The Company has all requisite corporate power and authority (a) to execute and deliver this Agreement, the Debentures, the Warrants and the other agreements, instruments and documents contemplated to be executed and delivered by it pursuant to this Agreement (this Agreement, the Debentures, and the Warrants, and such other agreements instruments and documents being herein sometime collectively referred to as, the "Transaction Documents"), (b) to issue and sell the Debentures and to issue the shares of the Company's Common Stock issuable upon conversion of the Debentures (the "Conversion Shares"), to issue and sell the Warrants and to issue the shares of the Company's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and (d) to carry out the other provisions of the Transaction Documents. The Company has no subsidiaries or affiliates other than E-Com Consultants (Canada) Corp., a British Columbia corporation ("Subsidiary"), and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.

3.2 Capitalization. All issued and outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The issued and outstanding capital stock of the Company immediately prior to the Closing will be as set forth on Schedule 3.2 attached hereto and incorporated by reference herein.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents and the performance of all of its obligations thereunder and for the authorization, sale, issuance and delivery of the Debentures, the Warrants, the Conversion Shares and the Warrant Shares has been taken or will be taken prior to the Closing. The Conversion Shares and the Warrant Shares have been or will prior to the Closing be duly and validly reserved for issuance and, when issued upon conversion of the Debentures or upon the exercise of the Warrants, as the case may be, will be validly issued, fully paid and non-assessable. The Company shall take all such action as may be necessary to assure that an adequate number of shares of Common Stock is authorized and reserved for issuance of the Conversion
Shares and the Warrant Shares. This Agreement has been duly authorized and executed by the Company. This Agreement constitutes, and the Debentures, the Warrants and the other Transaction Documents will once executed constitute, valid, legal and binding obligations of the Company enforceable in accordance with their terms, except to such limitations as may result from any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally.

3.4 No Real Property. The Company does not own or have any interest in any real estate.

3.5 Consents and Approvals. Except as required by the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and any applicable state securities laws, no filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby.

3.6 No Violations. The execution and delivery of this Agreement, the Debentures, the Warrants or the other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder
(a) do not and will not conflict with or violate any provision of the Company's Articles of Incorporation or bylaws, and (b) do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound except for such consents which have been obtained by the Company.

3.7 Compliance with Laws. The business of the Company to its knowledge has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured  or  that,  individually  or  in  the  aggregate,  may  not  reasonably be
expected  to  have  a  material   adverse   effect  on  the  business,
operations, financial condition or prospects of the Company. To the Company's knowledge, neither the real or personal properties leased, operated or occupied by the Company, nor the use, operation or maintenance thereof (i) violates any applicable laws, or regulations of any government or governmental authorities, or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

3.8 Licenses; Permits; Related Approvals. The Company to its knowledge possesses all licenses, permits, consents, approvals, authorizations,
qualifications,   and  orders  of  all  governments  and  governmental
authorities legally required to enable the Company to conduct its business in all jurisdictions in which such business is conducted.

3.9 Title to Assets. Except as set forth on Schedule 3.9 attached hereto and incorporated by reference herein, the Company to its knowledge has good  and  marketable  title  to  its  property  and  assets  free  and clear of
all  mortgages,   security   interests,   liens,   claims,  and  other
encumbrances. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any security interests, liens, claims, or other encumbrances.

3.10 Defaults. The Company and its Subsidiary is not in default in the performance, observance or fulfillment of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, other than such violations or defaults that would not individually or in the aggregate have a material adverse effect on the Company's or such Subsidiary's business, prospects, properties, condition (financial or other), results of operations or net worth.

3.11 Intellectual Property. Except as set forth on Schedule 3.11 attached hereto and incorporated by reference herein, the following statements are correct, other than such exceptions that would not have a material adverse effect on the Company. The Company owns or has a license to use all intellectual property used in its business. The Company to its knowledge has not infringed, and is not now infringing, on any proprietary right belonging to any other person, firm, or entity. The Company has the exclusive right and authority to use all of its creations and inventions, trade secrets, processes, models, designs, software and formulas as are necessary to enable the Company to conduct and to continue to conduct all phases of its business in the manner presently conducted by it and in accordance with the its business plan. The Company is the sole owner of its trade secrets, free  and  clear  of  any  liens,  encumbrances,  restrictions,  or  legal  or equitable claims of others and the Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets. Any of the Company's employees and any other persons who, either alone or in concert with others, developed, invented,  discovered,  derived,  programmed,  or  designed  these  secrets, or  who  have  knowledge  of  or  access  to  information  relating  to  them, have assigned and transferred their rights to such trade secrets to the Company and each such person has been put on notice and, if
necessary,   has  entered  into  agreements  that  these  secrets  are
proprietary  to  the  Company  and  are  not  to  be  divulged  or  misused.

3.12 Proprietary Rights. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, and the Company is not aware of any basis for the foregoing.

3.13 No Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, its Subsidiary or any of their properties or rights before any court or by or before any governmental body or arbitration board or tribunal, and the Company and its Subsidiary are not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.14     Financial  Statements;  Undisclosed  Liabilities.  Attached  hereto  as
Schedule 3.14 and incorporated by reference herein are copies of the Company's consolidated balance sheet as of December 31, 1999 and June 30, 2000, and the Company's consolidated statement of operations and retained earnings for the year ended December 31, 1999 and the period ended June 30, 2000, and the Company's consolidated statement of cash flows for the Year ended December
31, 1999 and the period ended June 30, 2000 (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, are true, correct and complete and accurately present the Company's financial position as of the dates set forth therein and the results of the Company's operations and changes in the Company's financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except (i) as disclosed in the Financial Statements, (ii) as disclosed in this Agreement, and (iii) as are incurred in the ordinary course of the routine daily affairs of the Company's and its Subsidiary's business, neither the Company nor its Subsidiary has any liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent, or otherwise. There is no basis for assertion against the Company or its Subsidiary of any material claim, liability or obligation not fully disclosed in the Financial Statements or in this Agreement.

3.15 Tax Matters. The Company and its Subsidiary has duly and timely filed, or obtained extensions of time for filing, all material tax returns required by federal, state and local authorities (the "Returns"). All information reported on the Returns is true, accurate, and complete.
The Company is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any government. The Company and its Subsidiary has paid in full all taxes, interest, penalties, assessments and deficiencies owed by it to all taxing authorities.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASERS

Purchasers each severally and not jointly hereby represent and warrant to the Company as follows:

4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

4.2 Investment Representations. Such Purchaser understands that none of the "Securities" (collectively the Debentures, the Warrants, the Conversion Shares and the Warrant Shares) to be acquired by such Purchaser has been registered under the Securities Act. Such Purchaser also understands that such Debenture and such Warrants are being offered and sold pursuant to an exemption from registration contained in regulations under the Securities Act based in part upon such Purchaser's representations contained in this Agreement.

4.3      Acquisition   for  Own  Account.   Such  Purchaser  is  acquiring  the
Debentures and/or the Conversion Shares and the Warrants and/or the Warrant Shares to be acquired by it for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

4.4     Accredited   Investor.   Each  Purchaser  represents  that  it  is  an
"accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

4.5     Non-U.S.  Person.  Such  Purchaser  represents,  warrants  and  agrees:

(a) Purchaser is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the Securities Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

(b) Purchaser was outside the United States at the time of execution and delivery of the Agreement;

(c) no offers to sell the Securities were made by any person to the Purchaser while the Purchaser was in the United States;

(d) the Securities are not being acquired, directly or indirectly, for the accountor benefit of a U.S. Person or a person in the United States;

(e) that the Securities have not been registered under the Securities Act, and the Purchaser undertakes and agrees that it will not offer or sell the Securities unless such Securities are sold in accordance with Regulation S under the Securities Act, the Securities are registered under the Securities Act and the securities laws of all applicable states of the United States, or such Securities are sold pursuant to an available exemption from such registration requirements that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities.
The Purchaser understands that the Company presently has no obligation or present intention of filing a registration statement under the Securities Act for the Securities; and
(f) hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

4.6 Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Debenture, the Warrants, the Debenture Shares and the Warrant Shares and it is able to bear the economic risk of loss of its entire investment.

4.7 The Company has provided to such Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities.

4.8     Such   Purchaser   understands   and  agrees  that  the   certificates
representing the Securities will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

4.9 Such Purchaser consents to the Company making a notation on its records or giving instructions to any transfer Purchasers of the Company in order to implement the restrictions on transfer set forth and described herein.

4.10     Such   Purchaser   acknowledges   the   Company   is  relying  on  the
representations, warranties and agreements of the Purchaser and that this offering is being made in reliance on the exemption from registration provided by Regulation S of the Securities Act and Section 4(2) of the Securities Act, as interpreted by Rule 506 of Regulation D under the Securities Act.

5.     REGISTRATION  RIGHTS  RELATING  TO  CONVERSION  SHARES AND WARRANT SHARES

5.1 Definitions. As used in this Article 5, the following terms shall have the following respective meanings:

     (a) "Equity Securities" means (i) any securities of the Company entitled to participate with the Common Stock in a distribution of the Company's remaining assets (after distribution to all holders of securities entitled to such distribution in priority to the holders of Common Stock) and (ii) any securities convertible into or exercisable or exchangeable for securities of the type referred to in Section 5.1(a)(i).

(b) "Public Offering" shall mean an underwritten public offering (with a nationally recognized underwriter) of Common Stock pursuant to an effective registration statement under the Securities Act.

(c) "Public Sale" means any sale of Registrable Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144.

(d)  "registers,"   "registered,"  and  "registration"  shall  refer  to  a
registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the SEC.

(e) "Registrable Securities" shall mean (i) the Conversion Shares, (ii) the Warrant Shares, if the Warrants are exercised and (iii) any shares of Common Stock or Equity Securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Conversion Shares or the Warrant Shares, provided, however, that Registrable Securities shall not include any such shares or Equity Securities that have previously been registered under the Securities
Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

(f) "Registration Expenses" shall mean all expenses incurred in connection with effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

(g) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(h) "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(i) "Selling Expenses" shall mean all stock transfer taxes, underwriting discounts, expenses for special counsel of a selling stockholder and selling commissions applicable to the sale of Registrable Securities.

5.2     Piggyback  Registrations.

     (a) Request for Inclusion. If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form in a Public
Offering or other registration of Equity Securities (other than a registration relating to either Form S-4 or S-8), which permits the inclusion of Registrable Securities (a "Piggyback Registration"), the Company will promptly give Purchasers, as set forth in Section 8.2 written notice thereof (the "Registration Notice") and, subject to Section 5.2(c), shall include in such registration all of the Registrable
Securities requested to be included therein pursuant to the written request of Purchasers received within thirty (30) days after delivery of the  Company's  notice.

     (b) Underwriting. If the Piggyback Registration relates to an underwritten Public Offering, the Company shall so advise Purchasers as a part of the written  notice  given  pursuant  to  Section  5.2(a).  In  such  event,  the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof.
Purchasers  shall  be  responsible   for  answering  that  all  holders  of
Registrable   Securities  proposing  to  distribute  their  securities
through such underwriting enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.

      (c) Priorities. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering, or if the Company and the managing underwriter shall in good faith determine to reduce the number of shares to be offered by the Company pursuant to a reasonable assessment of market conditions (an "Underwriter's Cutback"), (i) the number of Registrable
Securities  requested  to  be  included  in  such  Piggyback  Registration,
(ii) the number of securities determined by the directors of the Company in good faith to be sold by the Company, and (iii) the number of securities, if any, to be sold by any other security holders of the Company exercising demand registration rights, if any, in such offering, shall each be reduced pro rata among the holders on the basis of the percentage of the outstanding Common Stock held by such holders (assuming the complete conversion of the Debenture and the exercise in full of the Warrant and any other options, warrants and similar rights held by such holders). Notwithstanding the foregoing, in no event shall the Underwriter's Cutback reduce the number of Registrable Securities included in such Public Offering or other registration of Equity Securities to less than fifty percent (50%) of the Registrable Securities held by Purchasers on the date of the Registration Notice.

5.3 Expenses of Registration. Except as provided in this Section 5.4, the Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations. All Selling Expenses incurred by the

Company relating to Registrable Securities included in any Piggyback Registration, shall be reimbursed by each Purchaser, pro rata based on the number of Registrable Securities being registered on their behalf.

5.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Article 5, the Company will keep Purchasers advised in writing as to the initiation of such registration and as to the completion thereof. The Company will use its reasonable efforts to:

      (a)     cause  such  registration  to  be  declared  effective by the SEC;
      (b)      prepare and file with the SEC such  amendments and supplements to such
     registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act and the
Exchange Act with respect to the disposition of all securities covered by such registration statement;
      (c)  obtain  appropriate  qualifications  of  the  securities  covered  by such
registration under state securities or "blue sky" laws in such jurisdictions as may be requested by Purchasers;
     (d)     furnish  such  number  of  prospectuses  and  other  documents incident
thereto,  including  any  amendment  of  or  supplement  to  the  prospectus, as  Purchasers  from  time  to  time  may  reasonably  request;
      (e)     notify  Purchasers  at  any  time  when  a  prospectus  relating thereto  is
required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such
registration   statement,  as  then  in  effect,  includes  an  untrue
statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Purchasers, prepare and furnish to Purchasers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;
      (f) provide a transfer Purchasers and registrar for all Registrable Securities covered by such registration and, if necessary, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

      (g)     otherwise  comply with all applicable rules and regulations of the
SEC,
and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

5.5     Indemnification.

      (a)     The  Company  will  indemnify  each  Purchaser,  each  of  such
Purchaser's
officers and directors, and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article 5 or otherwise, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission
(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or  compliance,  and  will  reimburse  each  such  indemnified  person  for  any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Purchaser and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this
Section  5.5(a)  shall  not  apply  to  amounts paid in  settlement  of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).
      (b)     Each  of  the  Purchasers,  to  the  extent  it  is  a  holder  of
Registrable
Securities  included  in  any  registration  effected  pursuant  to  this
Article 5, shall indemnify the Company, each of its directors, officers, Purchasers, employees and representatives, and each person who controls  the  Company  within  the  meaning  of  Section  15  of  the
Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by Purchasers on behalf of such Purchaser; provided, however, that
(x) such Purchaser shall not be liable hereunder for any amounts in excess of the net proceeds received by such Purchaser pursuant to such registration, and
(y) the obligations of such Purchaser hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Purchaser (which consent has not been unreasonably withheld).
      (c)     Each  party  entitled to  indemnification  under this  Section 5.5
(the
"Indemnified  Party")  shall  give  notice  to  the  party  required  to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom,  provided  that  counsel  selected  by  the  Indemnifying  Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified
Party  may  participate  in  such  defense  at  such  party's  expense,  and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.5 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified
Party  from  all  liability  in  respect  to  such  claim  or  litigation.  Each
Indemnified  Party  shall  furnish  such  information  regarding  itself  or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
     (d)     If  the  indemnification  provided  for in this Section 5.5 is held by  a
court  of  competent  jurisdiction  to  be  unavailable  to  an  Indemnified
Party  with  respect  to  any  loss,  liability,  claim,  damage  or  expense
referred  to  therein,   then  the  Indemnifying  Party,  in  lieu  of
indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among  other  things,  whether  the  untrue  or  alleged  untrue  statement  of a  material  fact  or  the  omission  to  state  a  material  fact  relates  to information  supplied  by  the  Indemnifying  Party  or  by  the  Indemnified
Party  and  the  parties'  relative  intent,   knowledge,   access  to
information  and  opportunity  to  correct  or  prevent  such  statement  or omission.
      (e)     Notwithstanding  the  foregoing,  to  the  extent  that  the provisions  on
indemnification   and   contribution   contained  in  an  underwriting
agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Other Obligations. With a view to making available the benefits of certain rules and regulations of the SEC which may effectuate the
registration   of  Registrable   Securities  or  permit  the  sale  of
Registrable Securities to the public without registration, the Company agrees to:

      (a)     after  its initial registration under the Securities Act, exercise best
efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;
      (b)     at  such  time  as  any  Registrable  Securities  are eligible for transfer
under Rule 144(k), upon the request of Purchasers on behalf of the holder of such Registrable Securities, promptly remove any restrictive legend from the certificates evidencing such securities, at no cost to Purchasers or such holder where such holder is a Purchaser hereunder, and at the cost of Purchasers in any other case;
      (c)     make and keep  available  public  information  as  defined in Rule
144
under the Securities Act at all times from and after its initial registration under the Securities Act;
      (d)     file  with  the  SEC  in  a  timely  manner  all reports and other documents
required  of  the  Company  under  the  Securities  Act  and  the  Exchange  Act
at  any  time   after  it  has  become   subject  to  such   reporting
requirements;  and
      (e)     furnish  Purchasers  upon  request  a  written  statement  by  the
Company  as  to
its compliance with the reporting requirements of Rule 144 (at any time following the effective date of the first registration statement filed by the
Company  under  the  Securities  Act  for  an  offering  of  its  securities  to the  general  public),  and  of  the  Securities  Act  and  the  Exchange  Act
(at  any  time  after  it  has  become   subject  to  such   reporting
requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of
Registrable  Securities  may  reasonably  request  in  availing  itself  of any  rule  or  regulation  of  the  Commission  (including  Rule  144A)
allowing  a  holder  of  Registrable   Securities  to  sell  any  such
securities  without  registration.

5.7 Termination of Registration Rights. The right of Purchasers to request inclusion of Registrable Securities in any registration pursuant to this Article 5 shall terminate at the date that is the earlier of: (a) that date that all Registrable Securities have been registered under the Securities Act has or otherwise been sold to the public in an open-market transaction under Rule 144; and (b) the earlier of (i) the fifth anniversary of the Closing Date, and (ii) the first anniversary of the date on which the last Registrable Securities obtainable by each Purchaser have been obtained by conversion or exercise of such Purchaser's Debenture or Warrant, as applicable.

6.     CONDITIONS  PRECEDENT  TO  PURCHASERS'  OBLIGATIONS

The obligation of Purchasers to purchase and pay for the Debentures and the Warrants to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:
6.1 the representations and warranties of the Company contained in this Agreement, the Debenture and the Warrant shall be true and correct on and as of the Closing Date.

7.     COMPANY  COVENANTS  AND  PURCHASER  COVENANTS.

7.1     Company   Covenants.   The  Company  covenants  and  agrees  with  the
Purchasers  that:
       (a) Reservation of Common Stock. The Company will reserve and keep available that maximum number of its authorized but unissued Common Stock as may be required for the issuance of Conversion Shares and the Warrant Shares.
       (b) Security Interests in Software. The Company will not grant a security interest or encumber any of its properties or assets which are material individually or in the aggregate, to its and its business, taken as a whole, to secure the repayment of debt in excess of $50,000, except in the ordinary course of business consistent with past practice, without the expressed written consent of the Purchasers, which shall not be unreasonably withheld.

7.2 Purchaser Covenants. Each of Purchasers covenants and agrees with Purchasers that it will not either directly or indirectly take any short position or hedge position in the Company's Common Stock until all of the Purchasers have converted all of the Debentures into Debenture Shares and exercised all of the Warrants for Warrant Shares, nor will any Purchaser make any promissory notes and/or pledges to that effect on the Company's Common Stock.

8.     MISCELLANEOUS

8.1 Currency. Except as may be otherwise expressly provided, all dollar amounts herein are references to United States dollars.

8.2 Governing Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Nevada.

8.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by or on behalf of the Purchasers and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company
pursuant   hereto  in  connection   with  the   transactions  contemplated
hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

8.4 Successors and Assigns. Neither Purchaser shall be entitled to assign its rights under this Agreement or any of the other Transaction Documents, without the consent of the Company, which consent shall not be unreasonably withheld or delayed; provided always, however, that no such consent shall be required for either Purchaser to assign such rights to any person or group of persons controlling or owning the majority of all beneficial interests in such Purchaser, any other entity controlled by such person or persons, or an entity controlled by such Purchaser, provided that such entity shall continue to be so controlled by such persons or such Cutters applicable. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

8.5 Entire Agreement; Amendment and Waiver. This Agreement, the Schedules and Exhibits hereto and the other documents expressly delivered pursuant hereto or thereto supersede any other agreement, whether written or oral, that may have been made or entered into by the parties  hereto  relating  to  the  matters  contemplated  hereby,  and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall  be  liable  or  bound  to  any  other  in  any  manner  by  any
representations,   warranties,  covenants  and  agreements  except  as
specifically  set  forth  or  incorporated  by  reference  herein  and  therein.
Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and Purchasers.

8.6     Severability.  In  case  any  provision  of  this  Agreement  shall  be
invalid,  illegal  or  unenforceable,   the  validity,   legality  and
enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

to  the  Company  at:

E-Com  Technologies  Corp.
388-1281  West  Georgia  Street
Vancouver,  BC  V6E  3J7
Attn:  Chief  Financial  Officer
Fax:  (604)  669-8226

with  a  copy  to:

Thomas  C.  Cook  and  Associates  Ltd.
3110  South  Valley  View,  Suite  106
Las  Vegas,  Nevada  89102
Attn:  Thomas  C.  Cook
Fax:  (702)  876-8865


to  Purchasers:

Randal  Rein
1017  North  Road
Coquitlam,  BC  V3J  1R1

Michael  Jorgensen
7362  Laburnum  Street
Vancouver,  BC  V6P  5N3

or at such other address as the Purchasers may designate by ten (10) days advance written notice to the other parties hereto.

8.8 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

8.9 Broker's Fees. Each party hereto represents and warrants that no Purchasers, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

E-Com  Technologies  Corp.

By:  -------------------------------
Name:  -----------------------------
Title:  ----------------------------

PURCHASERS:

Randal  Rein

By:  -------------------------------
Title:  ----------------------------


     Michael  Jorgensen

By:  -------------------------------
Name:  -----------------------------

SCHEDULE  3.2
Issued  and  outstanding  shares  of  Common  Stock

12,513,913

SCHEDULE  3.9
Mortgages,  security  interests, liens, claims, and other encumbrances on assets

NONE

SCHEDULE  3.11
Intellectual  Property  Exceptions
NONE

SCHEDULE  3.14
Financial  Statements

CONVERTIBLE  DEBENTURE


EXHIBIT  A

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE DEBENTURE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

E-COM  TECHNOLOGIES  CORP.
9%  CONVERTIBLE  DEBENTURE

US$_______                                                     November 15, 2000

E-COM TECHNOLOGIES CORP., a Nevada corporation (the "Company"), the principal office of which is located at 388-1281 West Georgia Street, Vancouver, BC, V6E 3J7, for value received hereby promises to pay ______________________, or its registered assigns (the "Holder"), the sum of US$________ or such lesser amount as shall then equal the outstanding principal amount hereof (the "Principal Amount") and any unpaid accrued interest hereon, (together with the Principal Amount, the "Outstanding Amount") as set forth below, on November 15, 2005,
(the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This 9% Convertible Debenture (the "Debenture") is issued pursuant to that Debenture and Warrant Purchase Agreement between the Company and certain purchasers dated as of November 15, 2000 (the
"Purchase  Agreement").

The following is a statement of the rights of the Holder of this Debenture and conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:
1. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

(i) "Average Closing Price" shall mean the average of the three lowest consecutive closing bid prices of the Common Stock on the NASD Over The Counter Bulletin Board ("OTCBB") or such other public market or exchange that is the primary public market for such Common Stock as quoted by Bloomberg L.P. or, if not reported thereby, another authoritative source, in the thirty day period prior to the Conversion Date.
(ii) "Closing Date" shall have the meaning given that term in the Purchase Agreement.
(iii) "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company under this Debenture.
(iv) "Common Stock" shall mean the shares of common stock of the Company.
(v) "Holder" when the context refers to a Holder of this Debenture, shall mean any person who shall at the time be the registered Holder of this Debenture.
(vi) "Conversion Date" shall mean, with respect to each Conversion, the date on which the Holder delivers to the Company a Notice of Conversion pursuant to Section 4.1 or the date on which the Company delivers to the Holder a Redemption Notice pursuant to Section 4.4.
(vii) "Conversion Price" shall mean the lesser of (a) $0.10 and (b) eighty percent (80%) of the Average Closing Price. Notwithstanding the foregoing, the Conversion Price shall not be less than the minimum conversion price or, if applicable, adjustment price related to any financing in excess of

US$500,000  by  the Company pursuant to which the Company issues securities that
(i) are convertible into Common Stock or (ii) subject to reset and/or adjustment by issuance of Common Stock based on the market price of Common Stock (the "Floor Price"). In no event shall the Floor Price be greater than $1.00. If the Company completes a subsequent financing of securities convertible into Common Stock at a price per share less than the Floor Price, the Floor Price with respect to any outstanding balance under the Debenture shall be readjusted to the lower price per share of Common Stock of such financing.
(viii) "Notice of Conversion" shall mean the written notice by the Holder to the Company at its principal corporate office of the election to convert any vested portion of this Debenture, in whole or in part, into shares of Common Stock, pursuant to Section 4.1.


2.     Interest.

(I) The Company shall pay interest (computed on the basis of a 365-day year) at a rate of nine percent (9%) per annum on the Outstanding Amount during the period beginning on the date of issuance of this Debenture and ending on the later of the date the Outstanding Amount is paid in full or the date of the final conversion the Principal Amount.
(II) Interest shall be paid in Common Stock issued at the Conversion Price, or at the Company's option, paid in cash on the later of the date of the Outstanding Amount is paid in full or the final conversion of the Principal Amount.

3. Events of Default. If one or more of the following described "Events of
Default"  shall  occur,
     a. Any of the representations or warranties made by the Company herein, or in the Purchase Agreement shall have been incorrect when made in any material respect; or
b. The Company shall fail to perform or observe in any material respect any covenant, term, provision, condition, agreement or obligation of the Company under this Debenture (other than those contained in paragraphs 3.a., 3.c., 3.d., 3.e., and 3.f. herein) or the Purchase Agreement, and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder specifically describing such failure or, if such failure is by its nature curable but not curable within thirty (30) days from the date of such notice, if the Company shall have failed to commence within such thirty (30) day period in good faith to cure such failure and shall have failed to cure such failure within a reasonable time longer than thirty (30) days; or
c. A trustee, liquidator or receiver shall be appointed by the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or
d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) calendar days thereafter;
e. Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) days thereafter;

f. If the Common Stock to be issued pursuant to conversion as set out in Paragraph (4) of this Debenture is not delivered to the Holder within ten (10) business days, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. It is agreed that in the event of such action such Holders of Debentures shall be entitled to receive all reasonable fees, costs and expenses incurred, including with limitation such reasonable fees and expenses of attorneys (if litigation is commenced).

4.     Conversion.

4.1 Voluntary Conversion. The Principal Amount of this Debenture shall be convertible into Common Stock, at the Holder's sole discretion, at any time beginning May 15, 2001, in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the Company completes an unsecured financing in excess of US$250,000 after May 30, 2001, the Holder shall not convert more than one-third of the Principal Amount in any 30-day period (the "Vested Principal Amount" for such period). If an Event of Default occurs, the entire Outstanding Amount shall be convertible immediately into Common Stock at the sole discretion of the Holder.

Common Stock issuable upon conversion of the Debenture will be issued only in respect to such Vested Principal Amount. The accrued interest payable under this Debenture shall be added to the Principal Amount or may be paid in cash, at the Company's sole option.

If the number of resultant shares of Common Stock would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary step to obtain such approval.

This Debenture may not be converted by, or on behalf of, a "U.S. Person" as such term as defined by Regulation S under the Securities Act of 1933, as amended (the "1933 Act"), unless the Common Stock issuable upon exercise thereof has been registered under the 1933 Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available.

4.2          Conversion  Procedure.

(a) Notice of Conversion pursuant to Section 4.1. The Holder shall be entitled to convert any Vested Principal Amount of this Debenture in whole or in part into shares of Common Stock, by giving written notice by way of a Notice of Conversion to the Company at its principal corporate office of the election to convert the same pursuant to Section 4, and shall state therein the name or names in which the certificate or certificates for, shares of Common Stock are to be issued. Such conversion shall be deemed to have been made on the date that the Notice of Conversion and the Debenture is actually sent and received by the Company at its principal offices (each, a "Conversion Date").
(b) Surrender of Debenture. The Holder at its sole expense shall surrender the Debenture and the signed Notice of Conversion to the Company, at the principal offices of the Company. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the date the Notice of Conversion and the Debenture is delivered. A new Debenture representing the Outstanding amount, if any, with respect to which this Debenture has not been converted shall be delivered to the Holder with the certificate issued pursuant to Section 4.2(c).
(c) Delivery of Stock Certificates. As promptly as practicable after the conversion of this Debenture (but in no case later than ten (10) business days after receipt of the Debenture and the signed Notice of Conversion), the Company, at its expense, will issue and deliver by express courier service for delivery to the Holder of this Debenture a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, pursuant to Section (4.1) of this Debenture. In the event that the Common Stock issuable upon conversion of the Debenture, is not delivered within ten (10) business days of the date the Company receives the Debenture and the Notice of Conversion, the Company shall pay to the Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount equal to the difference between (a) the price of the Common Stock issuable upon conversion of the Debenture pursuant to the Notice of Conversion (calculated as the median price of the closing bid and offer price on the 11th day as reported by Bloomberg L.P.) and (b) the price of the Common Stock on delivery of the certificates (calculated as the median price of the closing bid and offer price as reported by Bloomberg L.P. on the date the Company's transfer Purchasers sends the stock certificate plus three (3) business days). Notwithstanding the foregoing, the Company shall not be obligated to pay such liquidated damages if the median price in (b) is greater than the median price in (a) or the late delivery of such certificate results from an event beyond the control of the Company. Any and all payments required pursuant to this paragraph shall be payable only in cash. The Company understands that a delay in the issuance of the Common Stock could result in economic loss to the Holder.

The share certificates shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE
FOREGOING  LAWS.  ACCORDINGLY,  THIS  WARRANT  MAY  NOT  BE SOLD, TRANSFERRED OR
OTHERWISE  DISPOSED  OF  UNLESS  (i)  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION
UNDER  THE  SECURITIES  ACT  OR  (ii) IN A TRANSACTION  EXEMPT FROM REGISTRATION
UNDER  THE  SECURITIES  ACT  AND  UNDER   PROVISIONS  OF  APPLICABLE  STATE
SECURITIES LAWS. HEDGING TRANSACTIONS RELATED TO THESE SECURITIES ARE PROHIBITED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.
(d) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture, except that the Company shall be obligated to pay the Holder, upon conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

4.3 Conversion Default. Subject to Section 4.4 herein, if, at any time the
Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three
(3) business days of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company.

4.4     Redemption  by  the  Company.

(a) Right to Redeem. Prior to receipt of a Notice of Conversion, the Company may, but shall not be required to, redeem for cash the Outstanding Amount of this Debenture, in whole or in part, at a price equal to one hundred twenty percent (120%) of the redeemed Outstanding Amount (the "Redemption Price"), with 100% payable in cash and 20% payable, at the sole option of the Company, in cash or in common shares as calculated at the Conversion Price.
(b) Notice of Redemption pursuant to Section 4.4(a). Subject to the Holder's right to convert under Section 4.4 , the Company shall be entitled to redeem in cash any outstanding Amount outstanding under this Debenture, in whole or in part, by giving written notice to the Holder of its intent to redeem such Outstanding Amount (in accordance with Section 14) pursuant to Section 4.4(a) (the "Notice of Redemption"), and shall state the amount of the Outstanding Amount to be redeemed. Such Notice of Redemption shall be deemed to have been made on the date that the Notice of Redemption is actually sent by the Company (each, a "Redemption Notice Date").
(C) Election to Convert Upon Notice of Redemption. Upon receipt of a Notice of Redemption, the Holder shall be entitled to convert any Vested Principal Amount of this Debenture, in whole or in part, into shares of Common Stock, by giving written notice by way of a Notice of Conversion pursuant to
Section 4.2(a), no later than ten (10) business days after receipt of the Redemption Notice Date (the "Election Period"). Upon such election, the Vested Principal Amount of this Debenture pursuant to which the Notice of Conversion is given shall be converted in accordance with the terms of Sections 4.1, 4.2 and 4.3, and the Company may not redeem that particular amount of the Vested Principal Amount. Any remaining Vested Principal Amount for which Notice of Redemption is given shall be redeemed in accordance with Section 4.4.
(D) Payment of Redemption Price. Within five (5) business days after the Election Period, the Company shall, redeem for cash the Outstanding Amount for which Notice of Redemption is given at the Redemption Price, plus outstanding interest if the entire Debenture is redeemed. If the Company fails to pay the redemption amount in cash, within five(5) business days following the Election Period, then the redemption will be declared null and void. The Outstanding Amount for which such redemption is made shall be treated for all purposes as redeemed immediately prior to the close of business on the date the Redemption Price is paid.

5.     Conversion  Price  Adjustments.

5.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or the distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock' issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares.

5.2 Adjustments for Reverse Stock Splits. If the number of shares of Common
Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

6. Merger. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, entities or property receivable upon such merger, consolidation, sale or transfer by a Holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in Section 5.

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

7. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its Purchasers may issue a new Debenture in lieu hereof upon its surrender.
Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully take, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified the Debenture has been acquired by a bona fide purchaser and Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

8.          Notices  of  Record  Date.

     In  the  event  of:
(i) Any taking by the Company of record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend heretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or
(iii) Any voluntary or involuntary dissolution, liquidation or winding up of the Company.

the Company will mail to the holder of this Debenture at least five (5) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

9. Authorized Shares, of Common Stock, Reservation of Shares. The Company shall at the Closing date and from time to time as required, so long as any of the Debentures are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of shares of Common Stock equal to or greater than 200% of the number of shares of Common Stock for which are issuable upon conversion of all of the then outstanding Debentures which are then outstanding or which could be issued at any time under this Debenture.

10.     Assignment. Subject to the restrictions or transfer described in Section
12
below, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

11. Waiver and Amendment. This Debenture and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and Holder thereof.

12. Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") and have been sold pursuant to Regulation S under the Securities Act ("Regulation S"). The Debenture may not be transferred or resold, or to a U.S. Person, or to or for the account or benefit of a U.S. Person (as defined in Regulation S) for a period of one (1) year from the date hereof and thereafter this Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Securities Act.

13. Automatic Conversion. In the event all or any portion of this Debenture remains outstanding on November 15, 2005, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 4.

14. Grant of Security Interest. To secure the prompt and full payment of all principal and interest owing to Holder pursuant to this Debenture, the Company hereby grants to Holder a security interest in all of its assets, accounts receivable and inventory, now existing or hereafter arising, and all proceeds therefrom. Such security interest shall terminate on the earlier of (i) the date the Company completes any unsecured financing in excess of $2.5 million after November 15, 2000 or (ii) this Debenture is redeemed or converted in full. The Company shall file UCC-1 Financing Statements in the State of Nevada, and, at the written request of the Holder, execute for filing, any additional financing statements or continuation statements as may be required from time to time to perfect or continue Holder's security interest in such assets.

15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if made by hand delivery, by an express courier company, by registered or certified mail, or by facsimile transmission, at the respective addresses and/or facsimile number of the parties as set forth herein.

16. Governing Law; Interpretation. This Agreement, and all exhibits attached, shall be governed by and construed under the laws of the State of Nevada and the laws applicable therein without regard to its choice of law principles. All disputes should be determined and litigated in the courts of Nevada.

Any litigation based thereon, or arising out of, under, or in connection with, this Agreement shall be brought and maintained exclusively in the courts of the State of Nevada. The Company and the Holder hereby expressly and irrevocably submit to the jurisdiction of the state and federal Courts of Nevada for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company and the Holder further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Nevada. The Company and the Holder hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company and the Holder have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company and the Holder hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.
Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement. The Company and the Holder acknowledge and agree that they have received full and sufficient consideration for this provision and that this provision is a material inducement for the Company and the Holder entering into this agreement. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in Nevada, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

17. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

18. Attorney's Fees. Should any party bring an action to enforce the terms of this Debenture, then the prevailing party in the action shall be entitled to recovery of its attorney's fees from the other party.



IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this __th day of November, 2000.

E-COM  TECHNOLOGIES  CORP.


By:
---

NAME:  RON  JORGENSEN
TITLE:  CHIEF  FINANCIAL  OFFICER

Address:     388-1281  West  Georgia  Street
             Vancouver,  BC  V6E  3J7
             Facsimile:      (604)  669-8226


HOLDER:
By:  ------------------------------
Name:  ----------------------------
Title:  ---------------------------
Address:

NOTICE  OF  CONVERSION
(To be Executed by the Registered Holder in order to Convert the Debentures) The undersigned hereby irrevocably elects, as of -------------- , 200- to convert $---------- of the Debentures into Shares of Common Stock (the "Shares") of E-COM TECHNOLOGIES CORP. (the "Company") according to the conditions set forth in the Agreement dated November 15, 2000.
The undersigned hereby represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debentures on behalf of any U.S. Person, and is not within the United States at the time of execution and delivery of this Notice of Conversion.
Date  of  Conversion:  ---------------------
Number  of  Shares  Issuable
upon  this  conversion:  -------------------

Signature:  ------------------------------
[Name]
Address:  --------------------------------
Phone:  ---------------------     Facsimile:  ---------------------

                            NOTICE  OF  REDEMPTION

E-COM  TECHNOLOGIES  CORP.  (the  "Company")  according  to  the  conditions
set  forth  in  the  Debenture   dated  November 15,  2000  hereby  elects,   as
of
---------------, 200- to redeem $------------ of the Outstanding Principal Amount and, if applicable, accrued interest of the Debentures.

Date  of  Redemption:  ---------------------
Outstanding Principal Amount and, if applicable, accrued interest Redeemed: --------------------- x 1.20 = Redemption Amount: ---------------------



HOLDER:

[Name]


Phone:  ---------------------     Facsimile:  ---------------------

E-COM  TECHNOLOGIES  CORP.

By:  --------------------------------
Its:  -------------------------------

WARRANT  TO  PURCHASE  SHARES  OF  COMMON  STOCK



EXHIBIT  B

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS DEBENTURE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE
WARRANT  IN ANY  JURISDICTION  IN  WHICH  SUCH  OFFER OR  SOLICITATION  WOULD BE
UNLAWFUL.
THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION.
E-COM  TECHNOLOGIES  CORP.
WARRANT  TO  PURCHASE  SHARES  OF  COMMON  STOCK
For  value  received,  ______________  at  __________________________________
______________________________________its successors or assigns  ("Holder"),  is entitled to purchase from E-COM TECHNOLOGIES CORP., a Nevada corporation (the "Company"), the principal office of which is located at 388-1281 West Georgia Street, Vancouver, BC V6E 3J7, up to ___________ fully paid and nonassessable shares of the Company's common stock or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, at the price of $0.10 per share, subject to adjustments as noted below (the "Warrant Exercise Price").
This warrant may be exercised by Holder at any time or from time to time prior to the close of business on November 15, 2002.

This  warrant  is  subject  to  the  following  terms  and  conditions:
1. Exercise. The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this warrant (properly endorsed if required) at the principal office of the Company, by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing an appropriate restrictive legend, shall be delivered to the Holder within 10 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder hereof within such time. No fractional shares shall be issued upon the exercise of this warrant.
2. Shares. All shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this warrant.

The share certificates evidencing the common stock shall bear the following restrictive legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE
FOREGOING  LAWS.  ACCORDINGLY,  THIS  WARRANT  MAY  NOT  BE SOLD, TRANSFERRED OR
OTHERWISE  DISPOSED  OF  UNLESS  (i)  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION

UNDER  THE  SECURITIES  ACT  OR  (ii) IN A TRANSACTION  EXEMPT FROM REGISTRATION
UNDER  THE  SECURITIES  ACT  AND  UNDER   PROVISIONS  OF  APPLICABLE  STATE
SECURITIES LAWS. HEDGING TRANSACTIONS RELATED TO THESE SECURITIES ARE PROHIBITED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.
3. Adjustment. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 3:

(a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.
(b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this warrant and had received such shares of common stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.
(c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 3(a) or 3(b), but which should result in an adjustment in the Warrant
Exercise Price and/or the number of shares subject to this warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

(d) Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price
resulting  from     such   adjustment,   the  number  of  shares  obtained  by
multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant
Exercise  Price  resulting  from  such  adjustment.
(e) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof to the Holder stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. No Rights as Shareholder. This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

5. Transfer. This warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this warrant properly endorsed. The bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

6. Notices. All demands and notices to be given hereunder shall be delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, located at 388-1281 West Georgia Street, Vancouver, BC V6E 3J7, until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder at the address written below, until a new address shall have been substituted by like notice.
IN WITNESS WHEREOF, the Company has caused this warrant to be executed and delivered by a duly authorized officer.
Dated:  November  15,  20
E-COM  TECHNOLOGIES  CORP.

By:  ------------------------------
Name:  ----------------------------
Title:  ---------------------------
Hoder:

WARRANT  EXERCISE
(To  be  signed  only  upon  exercise  of  this  warrant)
The undersigned, the Holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, __________ shares of common stock of E-Com Technologies Corp., to which such warrant relates and herewith makes payment of $__________ therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ____________________, whose address is set forth below the signature of the undersigned.
Dated:  ---------------------

SIGNATURE
If  shares  are  to  be  issued other than to Holder:      Social Security No. /
(Name/Address)                                        Tax  Identification  No.


----------------------------------------------        -------------------------

WARRANT  ASSIGNMENT
(To  be  signed  only  upon  transfer  of  this  warrant)
For value received, the undersigned hereby sells, assigns and transfers unto _______________ the right represented by the foregoing warrant to purchase the shares of common stock of E-Com Technologies Corp. and appoints
____________________  attorney  to  transfer  such  right  on the books of E-Com
Technologies  Corp.,  with  full  power  of  substitution  in  the  premises.
Dated:  ---------------------

SIGNATURE
If  shares  are  to  be  issued other than to Holder:      Social Security No. /
(Name/Address)                                        Tax  Identification  No.


----------------------------------------------        -------------------------



EXHIBIT 21


The Company has one subsidiary being E-Com Consultants (Canada) Corp.

	- 46 -
D/jaz/204182.1
D/jaz/204182.1